                     DATED 21st June 1995



                          (1)  YORK LIMITED

                          (2)  YORK TECHNOLOGY LIMITED


                          (3)  CORNIBI LIMITED

                          (4)  IFR SYSTEMS, INC.




                        ---------------------------------
                                    AGREEMENT
                        FOR THE PURCHASE OF THE BUSINESS
                           OF YORK TECHNOLOGY LIMITED
                        ----------------------------------







                          MESSRS. HILL TAYLOR DICKINSON
                                 IRONGATE HOUSE
                                  Duke's Place
                                LONDON EC3A 7LP.
                                 TJR:CORNAA.INV
                                    21/6/1995

THIS AGREEMENT is made on       21st June                      1995

BETWEEN:-

(1) YORK TECHNOLOGY LIMITED a company incorporated in England with registered no 1721892 whose registered office is at York House, School Lane, Chandler's Ford, Hampshire, United Kingdom SO53 4DG ("the Seller");

(2) YORK LIMITED a company incorporated in England with registered no 1388871 whose registered office is at York House aforesaid ("York");

(3) CORNIBI LIMITED a company incorporated in England with registered no 3038149 whose registered office is at 43 Brook Street, London, W1Y 2BL ("the Buyer"); and

(4) IFR SYSTEMS, INC. a company incorporated in Delaware of 10200 West York Street, Wichita, Kansas 67215-8999, United States of America ("IFR")

WHEREAS:-

(A)    The Seller carries on the Business (as hereinafter defined).

(B) The Seller wishes to sell, and the Buyer wishes to purchase, the Business as a going concern upon the terms and subject to the conditions hereinafter contained.

(C) York is the Seller's holding company and IFR is the Buyer's, holding company.

NOW IT IS HEREBY AGREED as follows:-

INTERPRETATION

1. In this Agreement and the Schedules, unless the context otherwise requires:-

1.1    The following expressions shall have the following meanings:-

       "the 1993 Accounts"         the audited balance sheet and profit and loss
                                   account together with the notes, the
                                   auditors' report and the directors' report thereon of the Seller for the financial period ended on 30th September 1993.

       "the 1994 Accounts"         the audited balance sheet and profit and loss
                                   account together with the notes, the draft auditors' report and the draft directors' report thereon of the Seller for the financial period ended on the Accounts Date a copy of which is attached to the Disclosure
                                   Letter.

       "the Accounts Date"         30th September 1994.

       "the Agency Agreements"     all agreements under which the Seller has
                                   appointed agents or distributors or under which the Seller has been appointed as an agent or distributor in relation to the Business copies of which are listed and annexed to the Disclosure Letter.

       "the Assets"                all the property and assets agreed to be sold
                                   and purchased under this Agreement which shall include all assets used in the Business.

       "Assumed Contracts"         the Agency Agreements nominated pursuant to
                                   Clause 13.5.1, the Confidentiality
                                   Agreements, the Contracts, the Intellectual
                                   Property Licences other than the agreements referred to in Clause 13.3.2 the Leasing
                                   Agreements, and the Supplier Contracts.

       "Auditors"                  the auditors for the time being of the
                                   Seller, KPMG.

       "the Business"              the business of the research, development,
                                   design, manufacture and sale of
                                   instrumentation for quality assurance testing of optical fibres including the business of the manufacture and sale of fibre preparation products carried on by the Seller and (if any) the Seller's Group as at the Transfer
                                   Date. For the avoidance of doubt the Business does not include the research, development, design, manufacture and sale of optical fibre sensor systems and optical switches which is carried on by York Sensors Limited also at the Property.

       "Buyer's Accountants"       Ernst & Young

       "Buyer's Solicitors"        Boodle Hatfield

       "Buyer's Group"             the Buyer and any company which at the
                                   relevant time is a holding company of the Buyer or a subsidiary of the Buyer or of any such holding company.

       "Claims" all rights and claims of the Seller arising out of or in connection with the Business under any warranties representations conditions guarantees or indemnities given by suppliers or other third parties subsisting at the Transfer Date or arising at any time thereafter whether expressed or implied excluding those claims known to the Seller and listed in the Disclosure Letter.

       "the Companies Acts"        the Companies Acts 1985 and 1989.

       "Completion"                completion of the sale and purchase of the
                                   Business and the Assets in accordance with Clause 6 of this Agreement.

       the "Confidentiality        the confidentiality agreements listed and
            Agreements"            annexed to the Disclosure Letter.

       "Copyright and Unregistered all copyright (if any) unregistered design
       Design Right"               right (if any) and like rights (if any)
                                   arising anywhere in the world in all the drawings, designs, plans, specifications, brochures, manuals, reports, computer software and other materials relating to the Business and described in the list annexed to the Disclosure Letter.

       "Cornibi/Sensors            an agreement between the Buyer and York
       Licence"                    Sensors Limited to be entered into at
                                   Completion in the form of the draft set out in the First Schedule.

       "Contracts"                 all the contracts entered into prior to the
                                   Transfer Date by or on behalf of the Seller with customers for the supply of goods or the provision of services by the Seller in connection with the Business which then remain in whole or in part to be performed by the Seller as listed and annexed to the Disclosure Letter.

       "Creditors"                 the book and other debts owing by and other
                                   liabilities of the Seller on the Transfer
                                   Date to third parties (and whether or not due and payable) in connection with the Business and including (but without limitation) the outstanding balances of all Uninvoiced
                                   Creditors and Prepayments and PAYE, National
                                   Insurance, VAT and accrued holiday pay in relation to the Employees.

       "Debts" the book and other debts owing to the Seller in connection with the Business by third parties (and whether or not yet due and payable) on the Transfer Date including (without limitation) the outstanding balances of all Uninvoiced Debts.

       "the Disclosure Letter"     the letter of disclosure of even date
                                   herewith from the Seller's Solicitors to the Buyer.

       "the Employees"             the persons employed in the Business as at
                                   the Transfer Date, as set out in the list annexed to the Disclosure Letter.

       "the Excluded Agency        such of the Agency Agreements to be  retained
        Agreements"                by the Seller pursuant to Clause 13.5.2

       "the Excluded Assets"       the Debts, cash in hand or at Bank, the
                                   Excluded Agency Agreements, the plant,
                                   machinery, tools, office equipment,
                                   furniture, computers and other items
                                   physically located in the premises
                                   described in the Sensors Lease on the
                                   Transfer Date and the other assets specified in the Disclosure Letter as being excluded from this Agreement.

       "the Goodwill"              the goodwill of the Business together with
                                   the exclusive right to represent itself as carrying on the Business in succession to the Seller and the exclusive right so far as the Seller can grant the same to use the names
                                   "York Technology" and "York Tech".

       "holding company"           a holding company as defined in the Companies
                                   Acts.

       "Intellectual Property"     the Patents, the Copyright and Unregistered
                                   Design Right, the Know-How, the rights
                                   acquired by the Seller under the Intellectual
                                   Property Licences and the rights acquired by the Buyer under the Cornibi/Sensors Licence.

       "Intellectual Property      the licences entered into by or on behalf
        Licences"                  of the Seller prior to the Transfer
                                   Date which permit the use of certain
                                   Intellectual Property not owned by the Seller as listed and annexed to the Disclosure
                                   Letter.

       "Inventory"                 the Inventory including raw materials, work
                                   in progress and finished goods owned by the Seller as at the Transfer Date for the purposes of or in conjunction with the Business including items which although subject to reservation of title by the suppliers are under the control of the Seller but excluding items already invoiced and delivered to customers where title has been reserved by the Seller.

       "Know-How"                  all information and data of a confidential
                                   nature relating to the Business whether
                                   patentable or not including inventions,
                                   discoveries, improvements, techniques,
                                   processes and formulae described in the list annexed to the Disclosure Letter.

       "the Lease"                 the lease of the Property dated 16th July
                                   1984 made between TKM Group Pension Trust
                                   Limited (1) and York (2).

       "the Leasing Agreements"    all agreements for supply to the Seller on
                                   lease (whether finance, hire purchase or otherwise) of plant and machinery, office equipment, vehicles, computers, computer software or other assets used by the Seller in connection with the Business as at the Transfer Date as described in the list annexed to the Disclosure Letter but excluding any such agreement pertaining to an Excluded Asset.

       "the Liabilities"           all the liabilities of the Business including
                                   without limitation those relating to the Seller's Scheme outstanding at the Transfer
                                   Date.

       "Loan Notes"                unsecured convertible loan notes to be issued
                                   by the Buyer in the form of the drafts set out in Parts I and II of the Second Schedule to be guaranteed by IFR in the terms of the Deeds of Guarantee drafts which are set out in Parts III and IV of the Second Schedule

       "the Management Accounts"   the balance sheet of the Seller made up as at
                                   31st May 1995 and the trading and profit and loss account of the Seller for the period of eight months ended on 31st May 1995.

       "the Patents"               all the patents and patent applications
                                   listed and annexed to the Disclosure Letter including all rights to make any application in respect thereof anywhere in the world.

       "the Plant and Machinery"   the plant and machinery, tools, office
                                   equipment, furniture, computers, vehicles, leasehold improvements, and other items owned by the Seller in connection with the Business wherever situated including (without limitation) those items which are described in the list annexed to the Disclosure Letter but excluding any plant and machinery which are Excluded Assets.

       "Prepayments"               any amounts received at or before the
                                   Transfer Date by the Seller in connection with the Business in respect of orders placed for the supply of goods or products not yet despatched and services not yet provided and which have not then been invoiced by the Seller in connection with the Business.

       "the Property"              the leasehold property brief particulars of
                                   which are set out in the Third Schedule.

       "the 1981 Regulations"      the Transfer of Undertakings (Protection of
                                   Employment) Regulations 1981 as amended.

       "the Seller's Group"        the Seller and any company which at the
                                   relevant time is a holding company of the Seller or a subsidiary of the Seller or of any such holding company except York
                                   Technology Inc.

       "the Seller's Scheme"       the scheme known as the "York Limited
                                   Retirement Benefit Scheme (1984)" as
                                   constituted by a Trust Deed dated 21st May
                                   1984 and made between the Seller and the trustees named in such Deed, as amended to date.

       "the Seller's Solicitors"   Hill Taylor Dickinson

       "the Sensors Lease"         the lease between the Buyer and York Sensors
                                   Limited to be entered into at Completion in the form of the draft annexed hereto for the occupation of part of the Property by York
                                   Sensors Limited.

       "subsidiary"                a subsidiary as defined in the Companies
                                   Acts.

       "Supplier Contracts"        the contracts entered into by or on behalf of
                                   the Seller with suppliers for the supply to the Seller of goods, products or services in connection with the Business which then remain to be performed in whole or in part.

       the "Taxes Act"             Income and Corporation Taxes Act 1988.

       "the Transfer Date"         the close of business on the 21st June 1995.

       "Uninvoiced Creditors"      amounts which are due to suppliers in respect
                                   of goods and services provided to the
                                   Business on or before the Transfer Date which have not been invoiced as at the Transfer
                                   Date including (without limitation) those amounts referred to in the list annexed to the Disclosure Letter.

       "Uninvoiced Debts"          amounts which are due from customers in
                                   respect of goods and products delivered and services provided by the Business on or before the Transfer Date which have not been invoiced by the Seller at the Transfer Date.

       "VAT"                       Value Added Tax.

       "the VAT Act"               Value Added Tax Act 1994.

       "the Warranties"            the representations, warranties and
                                   undertakings contained in the Fourth
                                   Schedule.

       "the Warrantors"            the Seller and York.

1.2 References to a statutory provision shall include references to such provision and to any regulations made in pursuance thereof as from time to time modified, codified or re-enacted and in existence on the date of this Agreement.

1.3 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa and references to persons shall include bodies corporate, unincorporated associations and partnerships.

1.4 References to a Recital, Clause or Schedule are references to a Recital, Clause or Schedule of this Agreement and a reference to a sub-clause is to a sub-clause of the Clause in which it appears.

1.5 References to any document being "in the Approved Form" means that such document shall be in a form signed for the purposes of identification by the Seller's Solicitors and the Buyer's Solicitors.

1.6 In relation to the Warranties, the expressions "so far as the Seller/Warrantors is/are aware", "to the best of the Seller's/Warrantor's information, knowledge and belief", "there are no facts or circumstances known to the Seller/Warrantors" and "the Seller/Warrantors is/are not aware" or similar expressions shall be deemed to cover and include all knowledge that the Seller/ Warrantors would have had after making all diligent enquiries of persons or documents or other records which a prudent person would have made before giving the Warranty to which the expression relates.

1.7 In relation to the Warranties and where else used in this Agreement any reference to the actual knowledge or awareness of the Seller or the Warrantors shall be limited to the actual knowledge of the directors of and senior employees of the Warrantors whose names are listed for these purposes in the Disclosure Letter and the actual knowledge of such persons shall be deemed to include the knowledge they would have had after making all diligent enquiries of the professional advisers of the Seller/Warrantors and of the relevant documents and other records under the possession or control of the

       Seller/Warrantors and shall be deemed to include the knowledge they would have had, had they not wilfully recklessly or grossly negligently disregarded the relevant facts or circumstances but such actual knowledge or awareness of the Seller or the Warrantors shall not include the knowledge of any other employee or other person nor shall imply (save as aforesaid) any obligation to make enquiries of any other persons documents or records and the expressions "the Seller/Warrantors actually knew" or "so far as the Seller/Warrantors is/are actually aware" or the like shall be construed accordingly.

1.8 The headings in this Agreement and the Schedules are inserted for convenience only and shall not affect the interpretation of this Agreement.

SALE OF BUSINESS

2.1 The Seller as beneficial owner shall sell free from all liens charges equities and encumbrances (existing now, or by virtue of any act or omission on or before the date hereof capable of arising at any time after the date hereof) and the Buyer shall purchase as a going concern as at and with effect from the Transfer Date for the consideration and upon the terms and subject to the conditions hereinafter set out the Business as a going concern comprising the following:-

       (a)  the Goodwill.

       (b)  the Plant and Machinery.

       (c)  the Inventory.

       (d)  the Patents and the Copyright and Unregistered Design Right.

       (e)  such rights as the Seller has to the Know-How.

       (f) the benefit of the Assumed Contracts (but subject to the burden thereof as described in this Agreement).

       (g)  the benefit of the Claims and the Prepayments.

       (h) all price lists, manuals, instructions, catalogues, sales literature, publicity material and all supplier, client, marketing and customer information files and records, in each case owned or used by the Seller in connection with the Business and all other documents and records relating to the Business which are described in Clause 7.2.

       (i) subject to Clause 2.2, all other assets (if any) of whatsoever nature owned by the Seller and employed in the Business at the Transfer Date.

2.2    The Excluded Assets are excluded from the sale and purchase hereunder.

2.3 The Buyer shall not be obliged to complete the purchase of any of the Assets unless the purchase of all the Assets is completed simultaneously.

PURCHASE CONSIDERATION

3.1 Subject to Clause 4, the purchase consideration for the Assets shall be Four million four hundred and seventeen thousand and ninety three United States Dollars which shall be apportioned amongst the Assets as follows:-

                                              US $

Assumed Contracts (except the Intellectual        1
Property Licences)

Goodwill                                          1

Intellectual Property (except the Know-How)       72,000

Know-How                                       2,751,549

Plant and Machinery                              192,000

Inventory
(subject to adjustment in
accordance with Clause 3.3)                    1,305,542
                                             ----------------
TOTAL                                         $4,321,093
                                             ----------------

3.2    The consideration shall be satisfied by:-

       (a) The payment of US $ 1,449,093 (subject to adjustment in accordance with Clause 3.3) in cash on Completion less a retention of US $150,000 against such adjustment as is referred to in Clause 3.3.

       (b) The issue of a Loan Note of US $ 1 million in the form of the draft set out in Part I of the Second Schedule.

       (c) The issue of a Loan Note of US $ 1,872,000 in the form of the draft set out to Part II of the Second Schedule (subject to the adjustments referred to in and on the terms of Clause 4).

3.3 The purchase consideration for the Inventory shall be increased or decreased by the difference by which the adjusted value of the Inventory on the Transfer Date is greater than or less than US $ 1,305,542. The adjusted value of the Inventory on the Transfer Date will be determined as follows:-

       (a) Within 7 days of the Transfer Date the Buyer and the Seller will cause a physical count to be taken of the Inventory. The physical count will be adjusted to reflect purchases and sales of the Inventory since the Transfer Date. Representatives of the Buyer and the Seller shall be entitled to be present at all times during the taking of the count.

       (b) Each item of the Inventory will be priced in accordance with the statement of policies set out in the Fifth Schedule to this Agreement.

       The Auditors will prepare their report on the value of the Inventory within 7 days of the date of this Agreement.

3.4 The Seller and the Buyer will endeavour to agree the adjusted value of the Inventory on the basis set out in Clause 3.3 as soon as possible after the Auditors report is presented. In the event that they are unable to agree such value within 7 days the matter will be referred by the Seller or the Buyer to an independent firm of Chartered Accountants who will be asked to certify such adjusted value on the basis set out in Clause 3.3 and whose certificate shall in the absence of manifest error bind the parties. The independent firm of Chartered Accountants shall be appointed by the Buyer and the Seller jointly or (in default of agreement as to such appointment within 7 days of one of them notifying the other of its wish to appoint an independent firm) by the President for the time being of the Institute of Chartered Accountants of England and Wales on the application of either of them. The charges of the independent firm shall be apportioned between the Seller and the Buyer as such firm shall decide. Forthwith upon agreement between the Seller and the Buyer as to the adjusted value or upon the receipt of a copy of the certificate of the independent firm of Chartered Accountants as the case may be:-

       (a) the Seller will if the adjusted value is less than US $1,155,542 pay to the Buyer the difference between the adjusted value and US $1,155,542 and the Buyer shall be absolutely entitled to the retention of US $150,000 referred to in Clause 3.2 (a); or

       (b) the Buyer will if the adjusted value is greater than US $1,155,542 pay to the Seller the difference between the adjusted value and US $1,155,542.

4.     PRICE ADJUSTMENT

4.1 The purchase consideration for the Assets shall be reduced if the Gross Sales (as defined in Clause 4.4 below) in the period from 1st July 1995 to 30th June 1996 (the "Earn Out Period") are less than US$7,650,000. The reduction will be 20% of the amount by which such sales are less than US$8,500,000 subject to a maximum reduction of US $425,000.

4.2 The purchase consideration for the Assets shall be increased if the Gross Sales are greater than US$9,350,000. The increase will be 10% of the amount by which such sales are greater than US$8,500,000 subject to a maximum increase of L425,000.

       4.3.1 For the purposes of this Clause 4 the "Products" means the following products of the Combined Businesses:-

                                                   US $
                                                   Target Sales
                                                   -------------
                    S14                                  484,000

                    S17                                      0

                    S18                                1,689,600

                    S19                                  968,000

                    S200                                 484,000

                    S25                                  844,800

                                     - 17 -

                    PMD                                      0

                    STRAIN                               316,800

                    P104                               1,056,000

                    P106                                 704,000

                    P107                                     0

                    STRIPPER                             228,000

                    RIBBON                                53,200

                    FK10                                     0

                    FK11                               1,216,000

                    FK12                                 456,000


                    and the "Combined Businesses" means the Business and the "Business" as defined in an agreement of even date with this Agreement between York Technology Inc. York Limited, IFR Systems, Inc. and Photon Kinetics, Inc.

       4.3.2 If any Product is discontinued entirely or to a material extent then the relevant target sales shall be reduced by such proportion as the number of days remaining of the Earn Out Period as at the date of such discontinuation bears to the total number of days comprised in the Earn Out Period and in Clauses 4.1 and 4.2 above the figures of US$7,650,000, 8,500,000 and 9,350,000 shall also each be reduced by such proportion.

       4.3.3 For the purposes of this Clause 4 all sales of Products in UK L Sterling will be converted to US Dollars at a constant rate of US$1.6 to the L1, regardless of the actual exchange rate at the date of the sales. All other currencies will be converted to US Dollars on the basis of the actual exchange rates offered by the Buyer's bank on the date of the relevant invoice for the Products.

4.4 For the purposes of this Clause 4 "Gross Sales" shall mean the aggregate invoice price net of any discounts, refunds, rebates or credits granted or issued or agreed to be granted or issued or agreed and net of any VAT or other sales taxes of the Products which have been sold and invoiced in the normal course of business during the Earn Out Period by the Buyer or any company in the Buyer's Group which has succeeded to the Combined Businesses or any part thereof.

       During the Earn Out Period the Buyer will use all reasonable endeavours to promote sales of the Products in all reasonable markets.

       In the event of a sale of Products to a member of the Buyer's Group at less than arms length price there shall be substituted the price at which the Product would have been sold at arms length (the "Substituted Price").

       If any Product is disposed of other than by way of lease, hire or loan or the like or other than by way of sale it shall be deemed to have been sold at the Substituted Price, provided that Products supplied to distributors, agents or other sales representatives on approval or for demonstration or test purposes shall not be deemed to have been sold and any such Products subsequently sold to such distributors, agents or other sales representative at a discount to reflect the fact that they have been used for demonstration or test purposes shall not be deemed sold at the Substituted Price.

4.5 As soon as possible after 30th June 1996 the parties will endeavour to agree the Gross Sales and the purchase consideration adjustment pursuant to Clauses 4.1 or 4.2 above. The Buyer will make available to the Seller and its advisers at reasonable times during usual business hours such books and records and other information which are relevant to the calculation of the purchase consideration adjustment. If the Gross Sales and purchase consideration adjustment cannot be agreed by the parties by 31st August 1996 the matter may be referred by the Buyer or the Seller to the Buyer's Accountants who shall be asked to certify the Gross Sales and the purchase consideration adjustment. In the absence of manifest error their certificate will bind the parties. Their costs shall be borne equally by the Buyer and Seller.

       Within 7 days of the purchase consideration adjustment being agreed or certified or if later the date on which the Buyer and/or IFR shall pay all monies due to the Seller pursuant to the Loan Note a draft of which is set out in Part II of the Second Schedule or in the case of IFR the Deed of Guarantee a draft of which is set out in Part IV of the Second Schedule the Buyer will pay to the Seller or the Seller will pay to the Buyer the amount of the increase in the purchase consideration or reduction as the case may be. For the avoidance of doubt if monies are due from the Seller to the Buyer the Buyer shall be entitled to set off the amount against the amount payable pursuant to the Loan Note referred to above.

       The purchase consideration adjustment shall be attributed to the price payable for Know-How which shall be deemed to be increased or reduced as the case may be.

5.     PROPERTY

       York will surrender the Lease to the freeholder of the Property immediately prior to the purchase of the freehold interest in the Property by the Buyer.

COMPLETION

6.1 Completion of the sale and purchase of the Business will take place at the premises of the Seller's Solicitors on the Transfer Date when all (but not part only unless the Buyer shall otherwise agree) of the following shall take place:-

       (a)  the Seller shall deliver or cause to be delivered to the Buyer:-

            (i) counterparts of the Sensors Lease together with three copies of the Court Application to be made to the Central London County Court to exclude the provisions of Section 38(4) of the Landlord and Tenant Act 1954 in relation to the Sensors Lease and the Cornibi/Sensors Licence duly executed by York Sensors Limited;

            (ii) save for those assets referred to in Clause 6.1 (a)(vi), all the Assets capable of passing by delivery;

            (iii) transfers and assignments in the Approved Form of the Goodwill, the Patents, Copyright and Unregistered Design Right and the Know-How duly executed by the Seller;

            (iv) the Assumed Contracts and subject to Clause 13 duly executed assignments to the Buyer in the Approved Form of the benefit of all Assumed Contracts which are capable of assignment without the written consent of other parties and of all Assumed Contracts which are not assignable without the written consent of other parties but in respect of which such consent has been obtained together with the written consent (if any) of the parties thereto (other than the Seller) to the assignment by the Seller to the Buyer of the benefit thereof;

            (v) duly executed assignments transfers or conveyances in the Approved Form as are required to vest in the Buyer all the other Assets together with all documents of title relating thereto;

            (vi) all documents and records relating to the Business which are to be transferred to the Buyer pursuant to this Agreement;

            (vii) releases and/or consents and/or certificates of non-crystallisation in a form acceptable to the Buyer duly executed by any mortgagee or chargee or other person whose release and/or consent is necessary for the sale of any of the Assets free from encumbrances;

            (viii) a Special Resolution of the Seller duly passed by the shareholders of the Seller changing its name to "York 1995 Limited" and the sum of L20 (the filing fee payable to the Registrar of Companies on change of name). The Seller agrees that the Buyer may file the Special Resolution with the Registrar of Companies on behalf of the Seller;

            (ix) irrevocable powers of attorney by each of the Seller and York in the Approved Form in accordance with Clause 22;

            (x) if the Buyer so requires a banker's draft in favour of the Buyer in the sum equal to all Prepayments;

            (xi) a written acknowledgement from the Seller and each other member of the Seller's Group that all agreements and arrangements between the Seller and any such member and which affect the Business or the Assets have been cancelled by mutual agreement and without compensation or damages payable by either party to the other and that no amount is due by any member of the Seller's Group is another member of the Seller's Group which affects the Business or Assets; and

            (xii)   a joint election by the Seller and the Buyer pursuant to
                    Section 531(3) Taxes Act in the Approved Form executed by the Seller

       (b) upon completion of all the matters referred to in sub-clause (a) above the Buyer shall transfer to the account of the Seller at Barclays Bank plc Account No. 20997145 the sum of US $ 1,299,093 (less an amount equal to all Prepayments unless the Buyer shall require a banker's draft from the Seller in respect of such Prepayments) and deliver to the Seller Loan Notes for US $ 2,872,000 and the Buyer shall deliver the Sensors Lease and the Cornibi/Sensors Licence to the Seller on behalf of York Sensors Limited.

6.2    (a)  All periodic charges and outgoings of the Business including but not limited to rates gas electricity water telephone charges licence fees and royalties and all liabilities in relation to salaries wages accrued holiday pay national insurance pension contributions PAYE remittances and all other payments to or in respect of the Employees shall be apportioned on a time basis so that such part of the relevant charges attributable to the period ended on the Transfer Date shall be borne by the Seller and such part of the relevant charges attributable to the period commencing on the day following the Transfer Date shall be borne by the Buyer. All rents, licence fees royalties and other similar sums receivable in respect of the Business shall be apportioned between the Seller and the Buyer on like terms. The Seller will reimburse to the Buyer all amounts paid by the Buyer to suppliers in respect of Supplier Contracts on account of sums due under such contracts

       (b) A statement showing the net amount (if any) payable by or to the Seller under this Clause 6.2 shall be agreed between the Buyer and the Seller within 14 days after the date of Completion and failing such agreement shall be ascertained and certified by an independent firm of Chartered Accountants agreed between the Buyer and the Seller or (in default of agreement as to such appointment within 7 days of one of them notifying the other of its wish to appoint an independent firm) appointed by the President for the time being of the Institute of Chartered Accountants of England and Wales on the application of either of them. Within 14 days after such agreement or certification the Seller shall pay to the Buyer or as the case may be the Buyer shall pay to the Seller the net amount contained in the apportionment statement so agreed or certified.

6.3 The 1994 Accounts will be approved by the Board of directors of the Seller and signed on behalf of the same by a director of the Seller immediately after Completion and the Seller shall procure that the auditors' report to the 1994 Accounts will be signed by the Auditors within 28 days after Completion and the 1994 Accounts once signed and approved as aforesaid will be in the same form as the copy of the 1994 Accounts attached to the Disclosure Letter.

6.4 The Seller shall use all reasonable endeavours to procure that not later than seven days from the Transfer Date such of the Employees who are directors of any companies within the Seller's Group shall resign from such directorships. The Seller further agrees to use its reasonable endeavours to procure that such of the Employees who are trustees of the Seller's Scheme resign from such trusteeship not later than twenty-eight days after the Payment Date (as defined in The Sixth Schedule to this Agreement)"

SELLER'S OBLIGATIONS

7.1 The Seller shall retain at least for 6 years and permit the Buyer and its representatives to inspect at any time during such period during usual business hours the books, records and documents details of which are set out in the Seventh Schedule (the "Retained Books") and such books, records and documents which relate both to the Business or any of the Assets and also the Excluded Assets and the Buyer shall be entitled at its own expense to take and retain copies thereof and extracts therefrom.

7.2 With the exception of the Retained Books and the other books records and documents referred to in Clause 7.1 all books, records and documents relating to the Business including stock records, information relating to the customers and suppliers of the Business, and personnel files relating to the Employees, files relating to the Intellectual Property (including details of the Seller's patent agents) and other books, records and documents of the Seller necessary for the Buyer to carry on the Business shall be delivered to the Buyer on Completion and shall thereafter be retained by the Buyer for 6 years from the Transfer Date and the Buyer shall permit the Seller its servants and agents and such other persons as may be authorised by the Seller at all reasonable times during usual business hours to inspect such records and at its own expense to take such copies therefrom as the Seller may reasonably require.

7.3 Any reference in this Clause 7 to any form of books, records or other documents or the like shall be deemed to include relevant information electronically stored and relevant computer programmes.

RESPONSIBILITY FOR LIABILITIES OF THE BUSINESS

8. On and from the Transfer Date, subject to the obligations and liabilities expressly assumed by the Buyer under this Agreement, the Seller shall continue to be solely responsible for all the Liabilities and undertakes to pay and discharge in accordance with the terms of trade between the Seller and each such Creditor each amount owed to each and every Creditor and to indemnify the Buyer fully at all times from and against any and all claims actions proceedings demands liabilities costs and expenses in connection with any of the foregoing. If the Seller shall fail to do so and the Buyer reasonably deems it necessary to do so in order to preserve the goodwill of the Business the Buyer shall be entitled to pay such Creditors on behalf of the Seller and the Seller will forthwith on demand reimburse the Buyer against any amount so paid.

9. The Buyer shall complete and discharge all the Assumed Contracts in accordance with their terms and shall indemnify and keep indemnified the Seller against all actions, proceedings, costs, claims and demands against or incurred by the Seller (other than any taxation on or calculated by reference to the profit of the Business, earned up to the Transfer Date) and against any loss suffered by the Seller in respect of all or any of the Assumed Contracts and in each case by reason of only any act, default or delay of the Buyer in relation to the Assumed Contracts after the Transfer Date.

10.1 The Seller covenants and undertakes to the Buyer and IFR that for a period of 5 years from the Transfer Date in relation to any dealings it has after the Transfer Date with customers and suppliers of the Business to use all reasonable endeavours to maintain the trade and trade connections of the Business and to preserve the ongoing business relationship between such customers and suppliers and the Business and not by any action, omission, default or neglect knowingly to damage or risk damage to the same.

10.2 The Buyer covenants and undertakes to York, that in relation to any dealings it has from the Transfer Date to the end of the Earn Out Period with customers the Business to use all reasonable endeavours to maintain the trade and trade connections of the Business and to preserve the ongoing business relationship between such customers and the Business and not by any action, omission, default or neglect knowingly to damage or risk damage to the same. Provided that nothing in this Clause shall prevent the Buyer from discontinuing any products sold by the Business.

10.3 The Seller shall be responsible for and shall indemnify the Buyer against any and all claims actions proceedings demands liabilities costs and expenses arising after the Transfer Date in respect of any claim from customers or subsequent purchasers from customers for damage or otherwise arising under any guarantees or warranties given expressly or by implication of law or otherwise howsoever arising in respect of goods or products manufactured or sold or services supplied by the Seller on or before the Transfer Date, provided however the Buyer will take all reasonable steps if so requested by the Seller to provide or, if the Buyer reasonably deems it necessary in order to preserve the goodwill of the Business, the Buyer shall be entitled to provide, after sales service or to meet claims under any contractual guarantee or warranty. The Seller agrees to reimburse the Buyer forthwith on demand for its direct costs in doing so. For these purposes direct costs means employment costs, materials used and travel and subsistence costs incurred in providing such services under warranty or guarantee; such services to be provided in accordance with the policies of the Business prior to the Transfer Date. The Buyer shall be entitled to set off any sum owed to it by the Seller pursuant to this sub-clause against any sum due from it to the Seller. Provided always that this Clause shall not affect any right or remedy the Buyer may have for a breach of the Warranties or any other provision of this Agreement.

WARRANTIES

11.1 The Warrantors jointly and severally represent, warrant and undertake to the Buyer and IFR (contracting for themselves and as trustees for any successor in title to part or all of the Business and Assets and the Property) that the Warranties are true and correct in all respects.

11.2 The Warranties shall be qualified by reference to those matters disclosed (but only to the extent fully, fairly and accurately disclosed) in the Disclosure Letter.

11.3 It is hereby agreed that:-

     (a) The liability of the Warrantors in respect of any breach or breaches of the Warranties relating to the Seller's title to the Inventory and the Plant and Machinery and any other tangible Assets shall be unlimited.

     (b) The aggregate liability of the Warrantors in respect of any breach or breaches of the Warranties (other than those Warranties referred to in Clause 11.3(a) and other than in the case of any breach or breaches of the Warranties where the Warrantors actually knew or were actually aware at the date of this Agreement that the relevant Warranty was not true or correct in all respects) shall not (subject to sub-clause (e) below) exceed US$1 million.

     (c) The aggregate liability of the Warrantors in respect of any breach or breaches of the Warranties (other than those Warranties referred to in Clause 11.3 (a)) in the case of any such breach or breaches where the Warrantors actually knew or were actually aware at the date of this Agreement that the relevant Warranty was not true or correct in all respects shall not exceed the difference between US$2 million and the amount of all other liability for any breach or breaches of the Warranties pursuant to Clause 11.3(b). For the avoidance of doubt the aggregate liability of the Warrantors in respect of all claims for breach or breaches of the Warranties other than those warranties referred to in Clause 11.3(a) shall not (subject to sub-clause (e) below) exceed US$2 million.

     (d) The Warrantors shall not be liable in respect of any claims under the Warranties unless details of the claim shall have been notified to York (only) in writing in reasonable detail on or before 31st December 1996 and unless proceedings have been commenced within 6 months of such notification.

     (e) The limits of US 1 million in sub-clause (b) and US $2 million in sub-clause (c) shall be reduced by the amount of any claim or claims which Photon Kinetics Inc ("Photon Kinetics") or IFR shall notify in writing by 31st December 1996 to York or York Technology Inc ("York US") under any of the Warranties (as therein defined) in the agreement dated 21st June 1995 between York (1) York US (2) Photon Kinetics (3) and IFR (4) and which York US or York shall pay as if such claims were made and paid under the terms of this Agreement.

11.4 The remedies of the Buyer and IFR in respect of breach of any of the Warranties shall continue to subsist notwithstanding Completion.

11.5 The rights and remedies of the Buyer and IFR in respect of any breach of the Warranties shall not be affected by any investigation made by or on behalf of the Buyer or IFR into the affairs of the Seller, by the Buyer or IFR failing to exercise or delaying the exercise of any of their respective rights or remedies or by any other event or matter whatsoever except a specific and duly authorised written waiver or release.

11.6 The Buyer shall be entitled to set off against any liability which it may have to repay the Loan Note in the form of the draft set out in Part II of the Second Schedule (or any liability to deliver shares of IFR voting common stock pursuant to the same):-

11.5.1      (a)  if not paid when due, the amount due from the Seller to the
                 Buyer pursuant to Clause 3.4; and

            (b) if not paid when due, the amount of any purchase consideration adjustment due from the Seller to the Buyer pursuant to Clause 4.5; and

            (c) if not paid or transferred when due, the amount of the Transfer Amount due from the trustees of the Seller's Scheme to the trustees of the Buyer's Scheme. For the purposes of this paragraph the terms the "Transfer Amount","the Seller's Scheme" and "the Buyer's Scheme" shall bear the meanings attributed to them in the Sixth Schedule; and

            (d) the amount of any claim or claims which the Buyer or IFR shall notify in writing by 31st December 1996 to the Seller or York under any of the Warranties and/or under any of the indemnities in and/or under or in respect of any other obligations or liabilities of the Seller or York under this Sale Agreement; and

11.6.2           the amount of any claim or claims which Photon Kinetics, Inc.
                 ("Photon Kinetics") or IFR shall notify in writing by 31st December 1996 to York or York Technology, Inc. ("York US") under any of the warranties in and/or under any of the indemnities in and/or under or in respect of any other obligations or liabilities of York US or York under the agreement dated 21st June 1995 between York (1) York US (2) Photon Kinetics (3) and IFR (4) for the sale by York US of its business to Photon Kinetics.

11.7 The exercise of a right of set-off under Clause 11.6 shall in no way prejudice or affect any other rights or remedies of the Buyer or IFR for the purpose of recovering any amount due to the Buyer or IFR.

11.8 All sums payable by the Warrantors under this Clause 11 shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law the Warrantors shall be obliged to pay such sum as will after such deduction or withholding has been made leave the same amount as the recipient would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. If any sum payable by the Warrantors under this Clause 11 shall otherwise be subject to tax in the hands of the recipient the same obligation to make an increased payment shall apply in relation to such tax liability as if it were a deduction or withholding required by law.

11.9 In the event that the Buyer and/or IFR shall purport to exercise a right of set-off as referred to in Clause 11.6 above and the claim or claims in respect of which such right is purportedly exercised shall not be valid or enforceable the Buyer and/or IFR shall be liable to pay interest to the Seller on the amount withheld from the date withheld to the date of payment in full (as well after as before any judgment) calculated on a daily basis at the rate of three percent per annum (3%) above, LIBOR for the first 30 days and four percent (4%) above thereafter. For these purposes LIBOR shall mean the rate per annum at which US dollar deposits for the relevant period and amount are offered by leading banks in the London Interbank market.

11.10 It is hereby agreed and declared that neither the Buyer nor IFR shall be entitled to set-off any amount against its liability to the Seller in the case of the Buyer under the Loan Note in the form of the draft set out in
       Part I of the Second Schedule and in the case of IFR the Deed of Guarantee in the form of the draft set out in Part III of the Second Schedule.

11.11 Promptly upon the occurrence of or promptly upon the Warrantors becoming aware of the impending or threatened occurrence of any event which would or might reasonably be expected to cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known to the Warrantors prior to the date of this Agreement) of any of the Warranties it shall give written notice of the same to the Buyer and IFR and shall use their best endeavours promptly to prevent or remedy the same.

11.12 Where under this Agreement the Seller and/or York shall have agreed to indemnify the Buyer and/or IFR against any cost, claim, liability or expense in circumstances where the act or omission matter or thing giving rise to the entitlement to be indemnified also gives rise to a breach or breaches of the Warranties the Buyer and/or IFR shall not be entitled to claim under both the indemnity and the Warranties in respect of the same loss.

12.    EMPLOYEES

12.1 For the avoidance of doubt, it is hereby acknowledged by the Seller and the Buyer that this Agreement and the sale of the Business and the Assets hereunder constitute a "relevant transfer" within the meaning of the 1981 Regulations. In accordance with the 1981 Regulations, the contract of employment of each of the Employees shall automatically be transferred (subject as provided in the 1981 Regulations) to the Buyer with effect from the Transfer Date which shall be the "time of transfer" under the 1981 Regulations.

       The Seller agrees that Mr. J. Bulpett ("Mr. Bulpett") shall remain in the employment of the Seller and the Seller shall indemnify the Buyer and keep it fully indemnified against all claims of whatever nature which may be made against it by Mr. Bulpett pursuant to the 1981 Regulations or otherwise (including any costs or expenses incurred in connection with any such claims)

12.2 The Seller shall perform and discharge all its obligations and liabilities under and in connection with the contracts of employment of the Employees (or the obligations and liabilities the Seller would have had under and in connection with the said contracts but for the operation of the 1981 Regulations) (such obligations and liabilities being deemed to include statutory obligations) arising from the employment of the Employees up to the Transfer Date. The Seller shall pay to the Employees all sums to which they are entitled and the Seller shall on the normal due dates make all national insurance payments and contributions (both employer's and employees contributions) to retirement benefit schemes relating to the Employees up to and including the Transfer Date and shall indemnify and keep indemnified the Buyer against all liabilities claims and demands costs and expenses arising from the Seller failing to perform and observe the said obligations or arising from any operation of the Seller's Scheme in a way which discriminates between male and female members of such Scheme at any time prior to the Transfer Date

12.3 If the Buyer shall make any Employees redundant within 3 months of the Transfer Date the Seller will indemnify the Buyer against the termination payments made to such Employees up to a limit of US $75,000. For these purposes termination payments will include any statutory or contractual redundancy payments or payments in lieu of notice due and/or any compensation to which any such Employee is entitled pursuant to the 1981 Regulations.

12.4 The Seller shall further indemnify the Buyer against each and every cost claim liability expense or demand which relates to or arises out of any act or omission by the Seller or any other event or occurrence prior to the Transfer Date and which the Buyer may incur in relation to any contract of employment and collective agreements concerning the Employees pursuant to the 1981 Regulations including without limitation any such matter relating to or arising out of:

     (a) the Seller's rights powers duties and/or liabilities under or in connection with any such contract of employment and any such collective agreements (which rights powers duties and/or liabilities are or will be transferred to the Buyer in accordance with the 1981 Regulations); or

     (b) anything done or omitted before the Transfer Date by or in relation to the Seller in respect of any contract of employment or any such collective agreements or any person employed in the Business which is deemed to have been done or omitted by or in relation to the Buyer in accordance with the 1981 Regulations; or

     (c) the Seller's failure to pay to any Employee any sums due in respect of the period prior to the Transfer Date; or

     (d) any claim by any trade union staff association or staff body recognised by the Seller in respect of all or any of the Employees arising out of the Seller's failure to comply with its legal obligations to such trade unions or staff associations or bodies; or

     (e) by reason of the Seller's Scheme not being sufficiently or effectively funded to ensure that all benefits currently or prospectively payable under the Seller's Scheme can be paid.

12.5 Forthwith upon the execution of this Agreement, the Seller shall, by notice in writing in a form approved by the Buyer, inform the Employees of the sale of the Business and the Assets hereunder.

12.6 The provisions of the Sixth Schedule shall have effect in relation to the pension entitlements of the Employees.

SUBSTITUTION OF PURCHASER IN ASSUMED CONTRACTS

13.1 Subject to Clause 13.5.1 the Seller with effect from the Transfer Date hereby assigns to the Buyer all the Assumed Contracts which are either capable of assignment without the consent of other parties or not capable of assignment without the consent of other parties but such consent has been obtained prior to the date of Completion.

13.2 Subject to Clause 13.5.1 insofar as any of the Assumed Contracts are not assignable to the Buyer without the agreement of or novation by or consent to the assignment from another party and such consent has not been obtained as at the date of Completion this Agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach of the same. In the event that consent or novation is required to such assignment:

13.2.1 the Seller shall at the Buyer's request use reasonable endeavours with the co-operation of the Buyer to procure such novation or assignment as aforesaid;

13.2.2 unless and until any such Assumed Contract shall be novated or assigned as aforesaid the Seller shall hold the same in trust for the Buyer and its successors in title to the Business absolutely and the Buyer shall (if such sub-contracting is permissible and lawful under the Assumed Contract in question) as the Seller's sub-contractor perform all the obligations of the Seller under such Assumed Contract;

13.2.3 unless and until any such Assumed Contract shall be novated or assigned the Seller will (so far as it lawfully may) give all such assistance to the Buyer as the Buyer may reasonably require to enable the Buyer to enforce its rights under such Assumed Contract and (without limitation) will provide access to all relevant books documents and other information in relation to such Assumed Contract as the Buyer may require from time to time.

13.3.1 Subject to Clause 13.5.1 if such consent or novation is not obtained the Seller will co-operate with the Buyer and at the Seller's cost in any reasonable arrangements designed to provide for the Buyer the benefits under any of the Assumed Contracts including enforcement at the cost of and for the account of the Buyer of any and all rights of the Seller against the other party to the Assumed Contract arising out of any cancellation by such other party or otherwise. If and to the extent that in respect of such Assumed Contracts any such arrangements cannot be made neither the Seller nor the Buyer shall (without prejudice to Clause 9) have any further obligation to the other.

13.3.2 It is acknowledged by the parties that Kokusai Denshin, Denwa Company Limited ("KDD") and Corning Inc ("Corning") have indicated that they are prepared to enter into new contracts with the Buyer but will not agree to the assignment or novation of existing contracts with the Seller.

     The Buyer and the Seller agree that they will cooperate one with the other to ensure that the Buyer is able to enter into contracts with KDD and Corning substantially in the terms of the existing contracts to which the Seller is a party and the Seller is released from such contracts (so far as they remain to be performed). With respect to the contract between Corning and the Seller (a copy of which is contained in the Disclosure Letter) (the "Corning Contract") the further sum of US $90,000 exclusive of VAT is due to the Seller in respect of the first P106 machine supplied subject to Corning's acceptance of the machine in accordance with the Corning Contract.


     The Buyer agrees to carry out such work and provide such services as are required to enable the Buyer to perform its outstanding obligations to Corning in respect of the first P106 Machine and to be paid the outstanding sum of US $90,000 and the Seller agrees to reimburse to the Buyer forthwith on demand its direct costs (as defined in Clause 10.3) in doing so (whether or not the US$90,000 or any part thereof is paid by Corning to the Buyer or the Seller).

     In the event that a new agreement is entered into between Corning the Buyer and the Seller prior to acceptance by Corning of the first P106 Machine and payment of the US $90,000 to the Seller the Buyer will upon acceptance by Corning of the first P106 machine pay to the Seller the sum of US $90,000 less its direct costs (as defined in Clause 10.3) in performing all outstanding obligations with respect to such machine in order to become entitled to the said US $90,000.The Seller agrees with the Buyer to indemnify the Buyer against all claims, actions proceedings demands and liabilities which it may incur under its new contract with Corning or otherwise in respect of the first P106 machine.

     For the avoidance of doubt, the Buyer shall have no liability or obligations to KDD or Corning under the existing contracts between those companies and the Seller save for its obligation to the Seller to perform the Seller's outstanding obligations to Corning in respect of the first P106 machine.

13.4 To the extent that any payment is made to the Seller in respect of the Assumed Contracts on or after the Transfer Date the Seller shall receive the same as trustee, shall record such payment separately in its books and shall account to the Buyer for the same on the Transfer Date or if received thereafter within 14 days of receipt.

13.5.1 Within 28 days of the Transfer Date the Buyer shall be entitled by written notice to the Seller to nominate any of the Agency Agreements as an Assumed Contract and in that event the provision of Clauses 13.1, 13.2,
     13.3 and 13.4 above shall apply to such contract with effect from the date of such nomination. For these purposes the arrangements with respect to the China office and Russian joint venture shall be deemed an Agency Agreement.

13.5.2 Any Agency Agreement not included as an Assumed Contract on the Transfer Date or nominated pursuant to Clause 13.5.1 above shall be retained by the Seller. With respect to each Excluded Agency Agreement the Seller will forthwith after the expiration of the 28 day period referred to in 13.5.1 above advise the other party(s) thereto of the sale of the Business and terminate such agreement by serving the appropriate notice in accordance with the contractual terms of the agreement. The Seller shall indemnify the Buyer against all claims made actions, proceedings, demands, liabilities, costs and expenses incurred by the Buyer in respect of any claim made against it by the third party(s) to an Excluded Agency Agreement arising out of the termination thereof pursuant to the foregoing.

13.5.3 The Seller hereby acknowledges and consents to the Buyer approaching or soliciting any of the other parties to those Excluded

     Agency Agreements under which the Seller has appointed such third parties agents or distributors with a view to such third parties also being appointed to act as agents or distributors of the Buyer.

13.5.4 The Buyer shall have no obligation in any event under any provision of this Agreement to transact any business of any nature in Iran, Iraq or North Korea or assume any liaibility to any entity in any of those jurisdictions in relation to the Business.

DEBTS

14.1 The Seller shall be entitled to continue to collect the Debts after the Transfer Date.

14.2 If any of the Debts are paid to the Buyer after the Transfer Date then the Buyer shall account for any such Debts received not later than 7 days after receipt.

14.3 If any debts due to the Buyer are paid to the Seller after the Transfer Date then the Seller shall not later than 7 days after receipt pay to the Buyer the amount received.

14.4 The Seller shall consult with the Buyer before commencing legal or arbitration proceedings or other action against any person for the recovery of any Debt if after the Transfer Date such person becomes or remains a customer of the Buyer in relation to the Business and, if the Buyer deems it necessary in order to preserve the goodwill of the Business, the Buyer may pay to the Seller the amount of such Debt and the Seller will assign the debt to the Buyer.

RESTRICTIVE COVENANT

15.1 The Warrantors hereby jointly and severally undertake that they will not and York will procure that no member of the Seller's Group will either on its own or in conjunction with others and whether directly or indirectly:

     (a) for a period of 5 years from the Transfer Date (and save as the holder of shares or debentures in a limited company which confer not more than 3 per cent of the votes which could be cast at a general meeting of such company) establish develop carry on or assist in carrying on or be engaged concerned interested or employed in any business enterprise or venture materially competing with the Business or any part of it;

     (b) for a period of 5 years from the Transfer Date solicit canvass or entice away from the Business or the Buyer (or endeavour to solicit canvass or entice away) the custom of any person firm or company who was at any time during the period of 2 years immediately preceding the Transfer Date a client or customer of or supplier to the Business for the purpose of offering to such client or customer or obtaining from such supplier goods or services similar to or materially competing with those of the Business or the products produced by the Business;

     (c) for a period of 5 years from the Transfer Date solicit canvass or entice away or endeavour to solicit canvass or entice away any of the Employees from the Buyer for the purposes of employment in an enterprise or venture materially competing with the Business whether or not such person would commit a breach of contract by reason of leaving service;

     (d) at any time after the Transfer Date disclose to any person or use for any purpose, any Know-How;

     (e)    do anything which might prejudice the Goodwill.


15.2 Each covenant contained in Clause 15.1 shall be construed as a separate covenant and if one or more of the covenants is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade the remaining covenants shall continue to bind the Seller and York.

15.3 If any covenant contained in Clause 15.1 would be void as drawn but would be valid if the period of application were reduced or if some part of the covenant were deleted the covenant in question shall apply with such modification as may be necessary to make it valid and effective.

15.4 The Seller shall promptly refer to the Buyer all enquiries or orders relating to the Business including enquiries or orders for any stocks spares parts accessories and other equipment manufactured or sold in connection with the Business which the Seller may in future receive.

NAMES

16.1 York and the Seller agree that neither they nor any member of the Seller's Group will at any time hereafter use any name or names identical or similar to or capable of confusion with "York Technology" or "York Tech" in connection with any activity whatsoever though nothing herein shall prevent or restrict their using the name "York" alone or with any other word or words which are not similar to "Technology" or "Tech".

16.2 The Buyer agrees with York for itself and as trustee for each member of the Seller's Group that neither it nor any member of the Buyer's Group will at any time hereafter use any name or names identical or similar to "York Sensors" in connection with any activity whatsoever though nothing herein shall prevent any such company using the names "York Technology" or "York Tech".

16.3 The Seller will cooperate with the Buyer to ensure the telephone numbers used in connection with the Business are transferred to the Buyer as soon as practicable after the Transfer Date.

17. VALUE ADDED TAX

17.1 Each of the Seller and the Buyer warrants to the other that it is a registered taxable person for the purposes of the VAT Act.

17.2 The consideration referred to in Clause 3 is exclusive and without the addition of VAT, the Seller and the Buyer being of the view that this is a transaction for the transfer of the Business as a going concern to the Buyer as at and with effect from the Transfer Date and that accordingly the sale and purchase hereunder is not to be treated as either a supply of goods or a supply of services for the purposes of VAT by virtue of Article 5 of the Value Added Tax (Special Provisions) Order 1995. However, if and to the extent to which all or any part or parts of this transaction shall subsequently be found to be such a supply, then the Buyer shall pay to the Seller the amount of the VAT payable in connection therewith forthwith on demand against presentation of an invoice giving the requisite details of the taxable supply.

17.3 The Seller undertakes to provide all assistance and information to the Buyer and to execute all such documents and do all such acts as the Buyer may reasonably request to assist the Buyer in satisfying H.M. Customs and Excise that the sale and purchase of the Assets hereunder is not subject to VAT.

17.4 On Completion the Seller shall deliver to the Buyer all records relating to the Business referred to in Section 49 VAT Act. The Buyer will retain such records for 6 years from the Transfer Date and the Buyer shall permit the Seller its servants and agents and such other persons as may be authorised by the Seller at all reasonable times during usual business hours to inspect such records and at its own expense to take such copies therefrom as the Seller may reasonably require.

18. GUARANTEE YORK

18.1 York (referred to in this Clause 18 as "the Guarantor") as primary obligor unconditionally and irrevocably:

     (a) guarantees by way of continuing guarantee to the Buyer and IFR (together referred to in this Clause 18 as "the Obligees");

            (i) to discharge on written demand the due punctual and complete payment of all sums payable to the Obligees by;
                 and

            (ii) the performance and observance of all obligations for the benefit of the Obligees of,

            the Seller under this Agreement and under any Assignment of the Patents and the Goodwill, Copyright Unregistered Design Right and Know-How (such payment obligations, liabilities and obligations being hereinafter called "the Obligations")

     (b) undertakes to discharge on written demand such of the obligations as are not Obligations to pay money as if it were the primary obligor in respect thereof and agrees that any item or amount claimed by the Obligees to be included in the Obligations being an obligation to pay money which is not recoverable from the Guarantor under this Agreement on the basis of a guarantee shall nevertheless be recoverable from the Guarantor as principal debtor by way of indemnity and the Guarantor agrees to discharge that liability on demand; and

     (c) as a separate and independent obligation, agrees to indemnify the Obligees against all direct losses and damages sustained by them or either of them arising from any non-payment or default of any kind by the Seller under or pursuant to this Agreement.

18.2 The Obligees shall not make demand or take any steps against the Seller or any other person before giving two (2) clear days' written notice to the Guarantor of its intention to make written demand upon the Guarantor in respect of the Obligations or any of them. A "day" for the purpose of this sub-clause shall not include a Saturday or a Sunday or other day when clearing banks are not generally open in London for normal banking business.

18.3 On making written demand in accordance with sub-clause 18.2 above neither of the Obligees need make demand or take any steps against the Seller or any other person before being entitled to exercise all and any of its or their rights under this guarantee and indemnity.

18.4 This guarantee and indemnity is a continuing guarantee and indemnity and shall remain in full force and effect until all of the Obligations have been discharged and performed in full.

18.5 Each payment to be made by the Guarantor hereunder shall be made free and clear of all deductions or withholdings of any kind, except for those required by law, and if any deductions or withholding must be made by law, the Guarantor will pay that additional amount which is necessary to ensure that the Obligees receive a net amount equal to the full amount which they would have received if the payment had been made without the deduction or withholding. If any sum payable by the Guarantor shall otherwise be taxable in the hands of the recipient in circumstances where it would not have been taxable had it been paid by the Seller the same obligation to make an increased payment shall apply in relation to such tax liability as if it were a deduction or withholding required by law.

18.6 The Guarantor shall pay interest on any amount due from it hereunder from the date of demand until the date of payment in full (as well after as before any judgment) calculated on a daily basis at the rate of three per cent per annum (3%) for the first thirty (30) days and thereafter four per cent (4%) per annum above, in the case of any amount due in pounds sterling, the base rate for the time being of the Barclays Bank PLC and, in the case of any amount due in US dollars, LIBOR. For these purposes LIBOR shall mean the rate per annum at which US dollar deposits for the relevant period and amount are offered by lending banks in the London Interbank Market.

18.7 The Obligations of the Guarantor hereunder shall not be affected by any act omission matter or thing whatever which but for this provision may affect such Obligations or operate to release or otherwise exonerate the Guarantor therefrom and accordingly (without prejudice to the generality of the foregoing) either of the Obligees may without the Guarantor's consent and without releasing or reducing the Guarantor's liability to it under this Agreement:

     (a)    allow the Seller or any other person any time or indulgence;

     (b) enter into, renew, vary, end or neglect to perfect or refrain from enforcing any agreement or arrangement with or liability of the Seller or any other person;

     (c) renew, vary, neglect to perfect, refrain from enforcing or release any present or future security or guarantee or indemnity which either of the Obligees holds from the Seller or any other person; or

     (d)    compound with the Seller or any other person.

18.8 Either of the Obligees may appropriate any sum paid by the Seller, the Guarantor or any other person or recovered or received on account of the Obligations as it sees fit.

18.9 (a) Until all amounts which may be or become payable hereunder have been irrevocably paid in full, the Guarantor shall not:

       (i) as a result of this guarantee and indemnity or any payment or performance hereunder be subrogated to any right or security of either of the Obligees; or

       (ii) claim or prove in competition with either of the Obligees against the Seller or any other person whether by right of contribution, set off, indemnity or otherwise;

     (b) The Guarantor will not hold any security from the Seller in respect of this guarantee and indemnity and any such security which is held in breach of this provision will be held by the Guarantor on trust for the Obligees.

18.10The Guarantor will reimburse the Obligees for all legal and other costs
     (including value added tax) incurred by the Obligees in connection with the valid enforcement of this guarantee and indemnity.

18.11The Guarantor agrees that if at any time and for any reason, and whether with the consent of the Obligees or otherwise, any or all of the Obligations (the "assigned obligations") are assigned, transferred or novated to, or assumed by (or are purportedly assigned, transferred or novated to, or assumed by) any other person (a "transferee"), then the Guarantor's obligations pursuant to this guarantee and indemnity shall extend, mutatis mutandis, to the transferee to the extent of the assigned obligations, and shall not be impaired, released, diminished or discharged as the result of any such assignment, transfer, novation or assumption.

19.  GUARANTEE (IFR)

19.1 IFR (referred to in this Clause 19 as "the Guarantor") as primary obligor unconditionally and irrevocably:

     (a) guarantees by way of continuing guarantee to the Seller and York (together referred to in this Clause 19 as "the Obligees");

       (i) to discharge on written demand the due punctual and complete payment of all sums payable to the Obligees by;
            and

       (ii) the performance and observance of all obligations for the benefit of the Obligees of, the Buyer under Clauses 9, 10.3 and 13 this Agreement (such payment obligations, liabilities and obligations being hereinafter called "the Obligations")

     (b) undertakes to discharge on written demand such of the obligations as are not Obligations to pay money as if it were the primary obligor in respect thereof and agrees that any item or amount claimed by the Obligees to be included in the Obligations being an obligation to pay money which is not recoverable from the Guarantor under this Agreement on the basis of a guarantee shall nevertheless be recoverable from the Guarantor as principal debtor by way of indemnity and the Guarantor agrees to discharge that liability on demand; and

     (c) as a separate and independent obligation, agrees to indemnify the Obligees against all direct losses and damages sustained by them or either of them arising from any non-payment or default of any kind by the Buyer under or pursuant to this Agreement.

19.2 The Obligees shall not make demand or take any steps against the Buyer or any other person before giving two (2) clear days' written notice to the Guarantor of its intention to make written demand upon the Guarantor in respect of the Obligations or any of them. A "day" for the purpose of this sub-clause shall not include a Saturday or a Sunday or other day when clearing banks are not generally open in London for normal banking business.

19.3 On making written demand in accordance with sub-clause 19.2 above neither of the Obligees need make demand or take any steps against the Buyer or any other person before being entitled to exercise all and any of its or their rights under this guarantee and indemnity.

19.4 This guarantee and indemnity is a continuing guarantee and indemnity and shall remain in full force and effect until all of the Obligations have been discharged and performed in full.

19.5 Each payment to be made by the Guarantor hereunder shall be made free and clear of all deductions or withholdings of any kind, except for those required by law, and if any deductions or withholding must be made by law, the Guarantor will pay that additional amount which is necessary to ensure that the Obligees receive a net amount equal to the full amount which they would have received if the payment had been made without the deduction or withholding. If any sum payable by the Guarantor shall otherwise be taxable in the hands of the recipient in circumstances where it would not have been taxable had it been paid by the Buyer the same obligation to make an increased payment shall apply in relation to such tax liability as if it were a deduction or withholding required by law.

19.6 The Guarantor shall pay interest on any amount due from it hereunder from the date of demand until the date of payment in full (as well after as before any judgment) calculated on a daily basis at the rate of three per cent per annum (3%) for the first thirty (30) days and thereafter four per cent (4%) per annum above, in the case of any amount due in pounds sterling, the base rate for the time being of the Barclays Bank PLC and, in the case of any amount due in US dollars, LIBOR. For these purposes LIBOR shall mean the rate per annum at which US dollar deposits for the relevant period and amount are offered by lending banks in the London Interbank Market.

19.7 The Obligations of the Guarantor hereunder shall not be affected by any act omission matter or thing whatever which but for this provision may affect such Obligations or operate to release or otherwise exonerate the Guarantor therefrom and accordingly (without prejudice to the generality of the foregoing) either of the Obligees may without the Guarantor's consent and without releasing or reducing the Guarantor's liability to it under this
     Agreement:

     (a)    allow the Buyer or any other person any time or indulgence;

     (b) enter into, renew, vary, end or neglect to perfect or refrain from enforcing any agreement or arrangement with or liability of the Buyer or any other person;

     (c) renew, vary, neglect to perfect, refrain from enforcing or release any present or future security or guarantee or indemnity which either of the Obligees holds from the Buyer or any other person; or

     (d)    compound with the Buyer or any other person.

19.8 Either of the Obligees may appropriate any sum paid by the Buyer, the Guarantor or any other person or recovered or received on account of the Obligations as it sees fit.

19.9 (a) Until all amounts which may be or become payable hereunder have been irrevocably paid in full, the Guarantor shall not:

            (i) as a result of this guarantee and indemnity or any payment or performance hereunder be subrogated to any right or security of either of the Obligees; or

            (ii) claim or prove in competition with either of the Obligees against the Buyer or any other person whether by right of contribution, set off, indemnity or otherwise;

       (b) The Guarantor will not hold any security from the Buyer in respect of this guarantee and indemnity and any such security which is held in breach of this provision will be held by the Guarantor on trust for the Obligees.

19.10The Guarantor will reimburse the Obligees for all legal and other costs
     (including value added tax) incurred by the Obligees in connection with the valid enforcement of this guarantee and indemnity.

19.11The Guarantor agrees that if at any time and for any reason, and whether with the consent of the Obligees or otherwise, any or all of the Obligations (the "assigned obligations") are assigned, transferred or novated to, or assumed by (or are purportedly assigned, transferred or novated to, or assumed by) any other person (a "transferee"), then the Guarantor's obligations pursuant to this guarantee and indemnity shall extend, mutatis mutandis, to the transferee to the extent of the assigned obligations, and shall not be impaired, released, diminished or discharged as the result of any such assignment, transfer, novation or assumption.

MISCELLANEOUS

20. Each party will pay it own costs and expenses in relation to the negotiation preparation signing and carrying into effect of this Agreement.

21. This Agreement shall be binding upon and enure to the benefit of the successors of the parties but shall not be assignable in whole or in part by the Seller.

22. Save as expressly contemplated by this Agreement, none of the parties hereto shall divulge to any third party (which expression shall include making announcements to employees or to the press and the issue of circulars) without the prior agreement of the other parties (such agreement not to be unreasonably withheld or delayed) except to their respective professional advisers or as may be required by the rules of The National Association of Securities Dealers, Inc, relating to the NASDAQ market or by law any information in regard to the existence or subject matter of this Agreement.

23. At the written request of the Buyer the Seller and York shall (and shall procure that any other necessary person shall) execute and sign all such deeds, documents and instruments and perform all such acts and things as may be necessary subsequent to the Transfer Date to vest in the Buyer the beneficial ownership of the Business and the

     Assets and for due performance of the obligations of the Seller and York under this Agreement. Without prejudice to the foregoing, the Seller and York shall each grant to the Buyer on Completion an irrevocable power of attorney in the Approved Form to enable the Buyer on behalf and in the name of each of them to execute and sign all such deeds, documents and instruments and perform all such acts and things as may be necessary subsequent to the Transfer Date to vest in the Buyer the beneficial ownership of the Business and the Assets.

24. All notices, demands and other communications hereunder or for the purposes hereof shall be in writing and shall be deemed to have been duly given if delivered, transmitted by facsimile or posted (first class postage pre-paid or airmail if overseas ):-

     (a)    in the case of the Seller and York to

            Hill Taylor Dickinson
            Irongate House
            Dukes Place
            London EC3A 7LP

            Fax No: 0171 338 0260

            marked for the attention of T.J. Railton


     (b)    in the case of the Buyer and IFR to

            IFR Systems Inc
            10200 West York
            Wichita, Kansas 67215
            USA
            Fax No: + 316 522 3022
            marked for the attention of Bruce Bingham, Chief Financial Officer and Treasurer

            or at such other number or address as may last hereafter have been designated by notice given in the manner provided in this Clause. If sent by facsimile as aforesaid all such notices, demands and communications shall be deemed to have been given at the time transmitted according to the senders verification of transmission, if delivered shall be deemed to be received when delivered to the address provided above and if mailed as aforesaid shall be deemed to have been given and received on the business day in London England following such mailing (or the sixth business day if sent airmail) and in proving the time of mailing it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and posted.

25.  (a)    This Agreement together with the documents and accounts referred to herein constitutes the whole agreement between the parties hereto in relation to the sale and purchase of the Business and the Assets and supersedes all other prior written or oral agreements or representations.

     (b) No variation of this Agreement shall be effective unless made in writing signed by all the parties hereto (or their duly authorised representatives).

     (c) The parties agree that no party has relied on any representation of any other party save for representations expressly set out or referred to in this Agreement.

26. Except insofar as the same is performed on Completion, this Agreement shall remain in full force and effect thereafter.

27. This Agreement may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all of which shall together constitute one and the same instrument.

28. The Buyer may freely assign all or any part of the benefit of this Agreement (including the Warranties).

29. This Agreement shall be governed by and construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English Courts.

WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                               THE FIRST SCHEDULE
                               ------------------

                                     Part I
                             Cornibi/Sensors Licence

                                    Part II
                                  Sensors Lease

                               THE SECOND SCHEDULE
                               -------------------

                                     Part I
                                    Loan Note

                                    Part II
                                    Loan Note

                                    Part III
                                Deed of Guarantee

                                    Part IV
                                Deed of Guarantee

                               THE THIRD SCHEDULE
                               ------------------
                                    Property

     The leasehold land and property on the north west side of School Lane, Chandlers Ford, Eastleigh, Hants as the same is registered at H.M. Land Registry under leasehold title number
                                    HP 262261


                               THE FOURTH SCHEDULE
                               -------------------
                                   Warranties

ACCURACY OF DISCLOSURES

1. The factual information contained in the Recitals and the Schedules to this Agreement and the facts relating to the Business and Assets set out in the Disclosure Letter or annexures to it are, and the information given by or on behalf of the Seller or any other member of the Sellers' Group to the Buyer or any other member of the Buyer's Group during the course of the negotiations leading to this Agreement (details of which are set out in the Disclosure Letter) was when given and remains, true accurate and complete in all material respects. The Seller is not aware of any other fact or matter which would make any of that information misleading.

2.   ACCURACY OF ACCOUNTS

     The 1993 Accounts and the 1994 Accounts have been prepared in accordance with the historic cost convention, generally accepted accounting principles and practices and with the Companies Acts and other applicable statutes and regulations of the United Kingdom and the bases and policies of accounting adopted for the purpose of preparing the 1994 Accounts are the same as those adopted in preparing the 1993 Accounts. The 1993 Accounts and the 1994 Accounts show a true and fair view of the state of affairs of the Business as at the date to which such accounts are respectively made up and of the profit and losses of the Business for the period ended on the date to which such accounts are respectively made up and to the extent required by the Companies Acts and all relevant United Kingdom Statements of Standard Accounting Practice and Financial Reporting Standards, set out all the assets and liabilities of the Business as at the date to which such accounts are respectively made up and to such extent as aforesaid make provision for all liabilities and capital commitments of the Seller as the same then existed.

3.   MANAGEMENT ACCOUNTS

     The Management Accounts have been prepared in accordance with generally accepted accounting principles and the bases and policies of accounting adopted for the purpose of preparing the Management Accounts are the same as those adopted in preparing the 1993 Accounts and the 1994 Accounts. The Management Accounts reflect the state of affairs of the Business in all material respects and apply bases and policies of accounting which have been consistently applied in the 1993 Accounts and the 1994 Accounts save that such Management Accounts have not been audited.

4.   SELLER'S BOOKS AND RECORDS

4.1 The Seller's accounts books ledgers financial and other records relating to the Business have been maintained in accordance with generally accepted accounting practices and standards and there are no material inaccuracies or discrepancies of any kind contained or reflected therein or in any of them and they give and reflect in all material respects a true and fair view of the financial and contractual and trading position of the Seller in relation to the Business and of its plant machinery and other fixed assets debtors creditors stock-in-trade work-in-progress and other current assets and liabilities in relation to the Business (including so far as the Warrantors are aware contingent liabilities) and will be fully written up to 31st May 1995.

4.2 Without limiting paragraph 4.1, all proper records have been kept and all proper returns and payments made as required by law for the purposes of the enactments relating to VAT in connection with the Business and the Seller will not as at the Transfer Date be treated or at any time has been treated for the purpose of the said enactments as a member of a group and no application shall have been made for such treatment.

5.   COMPLIANCE

5.1 Compliance with the terms of this Agreement and any document entered into by the Warrantors in accordance with it does not and will not conflict with or result in a breach of any of the provisions of the Warrantors' Memorandum or Articles of Association.

5.2 The Seller has at all times carried on the Business in all respects in accordance with its Memorandum and Articles of Association for the time being in force.

5.3 Neither the Seller, York Technology Inc. nor any members of the Seller's Group has any interest directly or indirectly in any company or business other than the Business which is or is likely to be or become competitive with the Business as conducted at the date hereof.

6.   CONDUCT OF THE BUSINESS SINCE THE ACCOUNTS DATE

     Since the Accounts Date and save as disclosed in the Management Accounts:

6.1 The Business has been carried on in the ordinary and usual course and without entering into any transaction assuming any liability or making any payment not provided for in the 1994 Accounts or the Management Accounts or which is not in the ordinary course of the Business and without interruption or alteration in the nature scope or manner of the Business to any material extent;

6.2 The Seller has not entered into or agreed to enter into any capital commitments in relation to the Business which are being assumed by the Buyer;

6.3 There has been no material deterioration in the financial position or turnover of the Business;

6.4 There has been no disposal of assets other than trading stock in the ordinary course of trading;

6.5 The turnover of the Business measured both in terms of volume of goods sold and in terms of value (taking due account of inflation) in the period from 30th September 1994 to 31 May 1995 has not been less than its turnover for the period from 30th September 1993 to 31 May 1994.

6.6 There has been no unusual increase in the stocks or work-in-progress of the Business nor have any fixed assets or stocks of the Business been written up or revalued nor will they be prior to the Transfer Date;


6.7 The Seller has not done or omitted to do anything which might prejudicially affect the Goodwill or the Know-How to a material extent.

7.   CONSEQUENCE OF ACQUISITION OF THE BUSINESS BY THE BUYER

     The acquisition of the Business and/or the Assets by the Buyer or compliance with the terms of this Agreement will not;

7.1 So far as the Warrantors are actually aware cause the Business to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with the Business not to continue to do so on the same basis as previously;

7.2 Give rise to or cause to become exercisable any right of pre-emption relating to the Business or any of the Assets;

7.3 Result in a breach of or constitute a default under the terms conditions or provisions of any agreement licence consent authorisation or instrument so as to affect adversely the Buyer's ability to carry on the Business in the same manner as it has hitherto been carried on by the Seller or (ii) any order judgment or decree of any court or governmental agency to which the Seller is a party or by which the Seller is bound in relation to the Business;

     And so far as the Seller is actually aware the relationship of the Business with clients customers suppliers and the Employees will not be adversely affected by the execution completion and/or implementation of this Agreement.

8.   BROKERAGE COMMISSION

     No one is entitled to require from the Seller any finder's fee, brokerage or other commission in connection with the sale and purchase of the Business and the Assets under this Agreement.

9.   ASSUMED CONTRACTS

     The Assumed Contracts comprise all current contracts of the Business.

10.  DEFAULTS

     Neither the Seller nor any other party to an Assumed Contract is in default under such agreement being a default which would be material in the context of the financial or trading position of the Business or in the context of its Assets nor are there any circumstances likely to give rise to such a default by the Seller and nor (as far as the Seller is actually aware) are there any circumstances likely to give rise to such a default by any other party to an Assumed Contract.

11.  POWERS OF ATTORNEY

     There are in force no powers of attorney given by the Seller in connection with the conduct of the Business.

12.  STATUTORY RESTRICTIONS

12.1 So far as the Warrantors are aware no agreement practice or arrangement carried on by the Seller and relating to the Business or its Assets;

12.1.1 is or requires to be registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject or any enquiry investigation or proceeding in respect of the same; or

12.1.2 is or has been the subject of an enquiry investigation reference or report under the Fair Trading Act 1973 (or any previous legislation relating to monopolies or mergers) or the Competition Act 1980; or

12.1.3 infringes Article 85 of the Treaty of Rome or constitutes an abuse of dominant position contrary to Article 86 of such Treaty or infringes any Regulation or other enactment made under Article 87 of such Treaty or is or has been the subject of any enquiry investigation or proceeding in respect of the same; or

12.1.4 infringes any other competition anti-restrictive trade practice anti-trust or consumer protection law or legislation applicable in the United Kingdom or elsewhere and not specifically mentioned in this sub-paragraph; or

12.1.5 contravenes the provisions of the Trade Descriptions Acts 1968 and 1972 or the Consumer Credit Act 1972 or the Consumer Credit Act 1974 or the Financial Services Act 1986.

12.2 The Seller has not given any undertaking to the Restrictive Practices Court or the Director General of Fair Trading or the Secretary of State for Trade and Industry or the Commission or Court of Justice of the European Communities or to any other court person or body and is not subject to any Act decision regulation order or other instrument made by any of them relating to any matter referred to in this paragraph.

13.  EXISTING SUPPLIERS AND CUSTOMERS

13.1 The Business has not since the Accounts Date been materially or adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and the Warrantors are not actually aware of any facts which are likely to give rise to any such effects.

13.2 Neither more than 25 per cent of the aggregate amount of all the purchases nor more than 25 per cent of the aggregate amount of all the sales of the Business were in the period from 1st June 1994 to 31st May 1995 obtained or made from or to the same supplier or customer) including any person in any way connected (as that phrase is defined in Section 839 Taxes Act) with a supplier or customer nor so far as the Warrantors are actually aware is any material source of supply to the Business or any material outlet for the sales of the Business in jeopardy or likely to be in jeopardy.

14.  CAPACITY OF SELLER

     The Warrantors are companies duly organised and existing under the laws of the England and have full power and authority to enter into and to perform this Agreement and any document entered into by each of them in accordance with this Agreement without obtaining the consent of any third party. This Agreement and such other documents when executed will constitute valid and binding obligations upon each of them in accordance with their respective terms and so far as the Seller is actually aware the Seller is duly qualified licensed or domesticated and in good standing as a foreign corporation authorised to do business in all jurisdictions outside the United Kingdom where the Seller has conducted business prior to the Transfer Date.

15.  THE PROPERTY

15.1 The Property is the only freehold heritable or leasehold property used in connection with the Business.

15.2 So far as the Warrantors are actually aware the information provided by or on behalf of the Seller in written replies to the Buyer's preliminary enquiries relating to the Property and observations on those replies were when given and remain true and accurate in material respects.

15.3 The Seller is fully entitled to vacant possession of the Property and there are no other occupiers of the Property.

15.4 Copies of all structural surveys, site surveys, engineers reports and architects reports which are in the possession of the Seller and which relate to the Property or any structures on the Property are annexed to the Disclosure Letter.

15.5 So far as the Warrantors are actually aware no high alumina cement, calcium chloride, blue asbestos, wood-wool slabs, seadredged aggregates or any other substance or material which is defective or a risk to health or safety or which is not in accordance with the current British Standards has been used in the construction of the mezzanine floor installed at the Property by the Seller or any alterations or additions to any building or other erection on the Property carried out by the Seller.

15.6 So far as the Warrantors are actually aware the replies in the questionnaire completed by Gibb Wales in conjunction with the preparation of the Buyer's environment assessment of the Property are accurate.

16.  STATUTORY OBLIGATIONS

     No written notice has been received by the Seller nor is the Seller actually aware that is has committed or omitted to do any act or thing in connection with the Business the commission or omission of which is or could be a contravention of any applicable laws and regulations and has or could result in the Buyer incurring a financial or other liability or penalty.

17.  LITIGATION

     17.1 The Seller is not in connection with the Business a party to any litigation or arbitration or prosecution or other legal proceedings or any dispute (save for routine debt collections) and no litigation or arbitration proceedings are threatened or pending, either by or against the Seller in connection with the Business or the Assets, and there are no facts or circumstances in the actual knowledge of the Warrantors which might give rise to any such proceedings or to any such dispute.

     17.2 No distress execution or other process has been levied or threatened in writing on, and there has been no exercise purported exercise or claim for any mortgage, charge, lien, encumbrance or equity over and there is no dispute directly or indirectly relating to any of the Assets.

     17.3 The Seller has not been a party to any undertaking or assurance given to any court or governmental agency relating to the Business and/or the Assets which is still in force.

18.  INTELLECTUAL PROPERTY WARRANTIES

18.1 The Seller is the unencumbered sole beneficial owner of each of the Patents and no rights, licences, permissions or assignments dealing with any interest in any of the Patents have been granted in favour of any third party by the Seller nor has the Seller encumbered any of the Patents.

18.2 The Patents are in force and the Seller has neither by act nor omission caused or permitted anything which may cause the Patents to lapse or to be the subject of a compulsory licence.

18.3 The Seller is the unencumbered sole beneficial owner of all the Copyright and Unregistered Design Right and no rights, licences, permissions or assignments dealing with any interest in the Copyright and Unregistered Design Right have been granted in favour of any third party.

18.4 The Disclosure Letter contains details of the Know-How and this Agreement transfers to the Buyer such rights as the Seller has to use all Know-How used by the Seller in connection with the Business. The Seller is not a party to any secrecy agreement or other agreement which may restrict the use or disclosure by it of any information relevant to the Business.

18.5 The Seller is not the proprietor of any registered trade marks or trade names anywhere in the world and no trade marks (whether registered or not) are used in connection with the Business.

18.6 The Seller is not the proprietor of any registered designs anywhere in the world and no registered designs are used in connection with the Business.

18.7 To the actual knowledge of the Warrantors none of the Seller's rights under any of the Intellectual Property, is being challenged, violated or infringed by any person.

18.8 To the best of the Warrantors knowledge, none of the Intellectual Property infringes the rights of any third party and the carrying on of the Business does not require any licences or consents from third parties in respect of any intellectual or industrial property rights other than the Intellectual Property Licences and the Cornibi/ Sensors Licence. Without prejudice to the generality of the foregoing, the Intellectual Property Licences include all licences required to use any and all software in use in the Business.

18.9.1 To the best of the Warrantors knowledge the Intellectual Property comprises all intellectual and industrial property rights required for the purposes of the manufacture and sale of the current range of products of the Business.

18.9.2 To the best of the Warrantors' knowledge all intellectual and industrial property rights required for the purposes of the manufacture and sale of discontinued products of the Business are included in the Intellectual Property to the extent such rights have been retained by the Seller.

18.9.3 To the best of the Warrantors' knowledge all intellectual and industrial property rights required for the purposes of the manufacture and sale of products currently being developed as part of the Business are included in the Intellectual Property to the extent that such rights have already come into existence and are owned by the Seller.

18.10 In relation to the Intellectual Property Licence dated 20th July 1982 between the National Research Development Corporation (now British Technology Group) ("BTG") and the Seller ("the BTG Licence"):-

18.10.1 The Disclosure Letter contains details of the patents ("the BTG Patents") which have been granted or obtained pursuant to the patent applications referred to in the BTG Licence ("the BTG Patent Applications") and so far as the Seller is actually aware no other patents have been obtained or granted in respect of the BTG Patent Applications. So far as the Seller is actually aware the BTG Patents are in force and have not lapsed or been declared invalid;

18.10.2 So far as the Seller is actually aware the grant of a patent pursuant to any of the BTG Patent Applications has not been refused and none of the BTG Patent Applications has been abandoned;

18.10.3 No formal licence has been granted to the Seller under the terms of the BTG Licence and the only terms on which the BTG Patents and the BTG Patent Applications are licensed to the Seller are those set out in the BTG Licence;

18.10.4 A copy of the consent from BTG in relation to the sub-licences granted under the BTG Patents and BTG Patent Applications to Corning Incorporated is annexed to the Disclosure Letter. No other sublicences under the BTG Patents or the BTG Patent Applications have been granted to any person by the Seller;

18.10.5 The royalties payable by the Seller have always exceeded #4,000 per annum and to the best of the knowledge of the Warrantors there is no reason why the royalties should fall below such a figure in the future.

19.  BUSINESS NAME(S)

     The Seller uses no name for any purpose in connection with the Business other than "York Technology" or "York Tech".

20.  DISCLOSURE OF KNOW-HOW

     The Seller has not (except in the ordinary and normal course of business) disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Buyer any of its Know-How trade secrets or confidential information or lists of customers or suppliers relating to the Business.

21.  ASSETS

21.1 With the exception of the Intellectual Property (in respect of which Warranties as to title to the Patents and the Copyright and Unregistered Design Right are contained in paragraph 18 of this Schedule) the Seller is the owner of and has a good and marketable title to all the Assets and such Assets are owned absolutely by and in the possession or under the control of the Seller and there is no outstanding option right to acquire mortgage charge pledge lien bill of sale leasing or hire purchase agreement credit sale or conditional sale agreement or other form of security or encumbrance or equity whatsoever on over or affecting the whole or any part of the Assets and in particular none of the Inventory is subject to any reservation of title in favour of any third party or purchased generally on terms that ownership does not pass to the Seller until payment is made by it to the supplier and there is no agreement or commitment to give or create any of the foregoing nor has any claim been made by any person to be entitled to any of the same.

21.2 There is not now outstanding any Assumed Contract under which the Seller or so far as the Seller is actually aware any other party thereto is in material breach and no party to such contracts is entitled to terminate the same or any benefit enjoyed by the Seller.

21.3 The Inventory has been fully paid for by the Seller and is of satisfactory quality, readily realisable and saleable at normal selling prices in the ordinary course of the Business and includes no obsolete, obsolescent or slow moving items save for that part of the Inventory which has been valued in accordance with Clause 3.3 as obsolete, obsolescent or slow moving, or otherwise to take account of any defect in the Inventory.

21.4 The Inventory is sufficient for the normal requirements of the Business.

21.5 The work-in-progress is at its normal level having regard to current orders and to orders reasonably anticipated from customers of the Business.

21.6 The Assets comprise all assets now used in the Business and which are necessary for the continuation of the Business as currently carried on. No Asset is shared by the Business with any other person and the Business does not depend for its business upon any assets facilities or services owned or supplied by any member of the Seller's Group.

21.7 The stocks of raw materials packaging materials and finished goods included in the Inventory are consistent with the normal requirements of the Business and adequate in relation to the current trading requirements of the Business.

21.8 All documents which in any way affect the right title or interest of the Seller in or to any of the Assets and on which Stamp Duty is payable have been duly stamped within the requisite period for stamping.

21.9 So far as the Warrantors are aware the Plant and Machinery do not contravene any requirement or restriction having the force of law and are in good repair and condition having regard to their age and are regularly and properly maintained and fully serviceable and all relevant vehicles are roadworthy and duly licensed for the purposes for which they are used and are capable of being used for the purposes of the Business and they are adequate for and not surplus to the requirements of the Business.

21.10 The Capital Goods Scheme as contained in Regulations 37A to 37E inclusive of the Value Added Tax (General) Regulations 1985 does not apply to any of the Assets.

21.11 The plant and machinery, tools, office equipment, furniture, computers and other items physically located in the premises described in the Sensors Lease has not changed location since 1st April 1995.

22. BONUS SCHEMES

     The Disclosure Letter contains full details of all stock option or other schemes in operation or proposed by or in relation to the Business whereunder any Employee is or is to be entitled to any shares or a bonus commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Seller.

23.  PARTICULARS OF EMPLOYEES

23.1 The Employees are all the persons (full time and part time) engaged in the Business as at the Transfer Date and the particulars of their terms of employment, ages, length of service, remuneration, bonus, commission and other monies payable to such persons, benefits in kind, periods of notice, pension and other rights under any retirement benefits, life assurance or hospital insurance scheme are shown in the annex to the Disclosure Letter and are complete and accurate in all material respects. The pro-forma terms and conditions of employment annexed to the Disclosure Letter are the only terms and conditions on which the Employees are employed.

23.2 The Seller is not under any legal commitment to change or vary any of the details referred to in paragraph 23.1. nor has the Seller made any verbal or written promise to do so.

23.3 All accrued holiday pay due to any of the Employees up to the Transfer Date is set out in the Disclosure Letter.

23.4 No liability has been incurred by the Seller and not yet been discharged for breach of any contract of service or employment or for redundancy payments (including protective awards) or for damages or compensation for wrongful dismissal or unfair dismissal or otherwise or for failure to comply with any order for reinstatement or re-engagement of any Employee engaged in connection with the Business.

23.5 The Seller has in relation to each Employee complied in all material respects with:

23.5.1 all obligations imposed on it by all statutes regulations and codes of conduct and practice relevant to the relations between it and any Employee or trade union (including without limitation any obligations under any health and safety legislation or any legislation relating to the environment);

23.5.2 all collective agreements and customs and practices for the time being dealing with relations between the Seller and any Employee or any trade union or the terms and conditions of service of any of the Employees; and

23.5.3 all relevant orders declarations and awards made under any relevant statute regulation or codes of conduct and practice affecting the conditions of service of any of the Employees.

23.6 The Seller has not given nor received any notice to terminate any contract of employment of any of the Employees or any other person employed in the Business which expires on or after the Transfer Date.

23.7 The Seller has not offered and will not prior to Completion offer a contract of employment or for services to any person.

23.8 So far as the Seller is actually aware none of the Employees is a member of a trade union staff association or other body representing employees. The Seller has not entered into any union membership security or employment recognition or other collective agreement (whether legally binding or not) with a trade union staff association or staff body nor has it done any act which might be construed as recognition.

23.9 Save for the Employees no person will be transferred to the Buyer as an employee by virtue of the 1981 Regulations.

24.  LICENCES AND CONSENTS

24.1 So far as the Seller is aware the Seller has obtained all necessary licences authorisations and consents from any person, authority or body for the proper carrying on of the Business and is not in breach of any of their terms or conditions.

24.2 Details of all such licences authorisations and consents are set out in and copies of the same are annexed to the Disclosure Letter.

25.  GRANTS

     The Seller has not received any financial assistance from any national or local authority or governmental agency in connection with the Business since 1st October 1992.

26.  INVESTMENTS ASSOCIATIONS AND BRANCHES

     The Seller:

26.1 Is not and/or has not been a party to any joint venture or consortium or any partnership arrangement or agreement or to any agreement or arrangement for sharing commissions or other income relating to the Business;

26.2 Does not conduct and/or has not conducted any part of the Business through a branch or permanent establishment outside the United Kingdom;

26.3 Is not a member of any partnership trade association society or other group whether formal or informal which is materially relevant to or has any material influence over the Business as now carried on.

27.  GUARANTEES AND WARRANTIES

27.1 The Disclosure Letter contains details of all guarantees indemnities warranties or representations given or made by the Seller in respect of products of the Business and of such products and customers to whom such products have been supplied ("the Product Warranties") where the Seller has an outstanding contractual obligation to service, repair maintain take back or otherwise do something in respect of such products.

27.2 The Disclosure Letter contains details of the costs incurred by the Seller since 1st October 1992 in honouring the Product Warranties and in carrying out any servicing, repairs, maintenance of or taking back products of the Business which the Seller was not obliged to do so pursuant to the Product Warranties.

27.3 So far as the Seller is actually aware no claims have been made which are outstanding or are threatened or pending against the Seller in respect of the Product Warranties.

28.  AGREEMENTS CONCERNING THE BUSINESS

28.1 There have been no legally enforceable arrangements and understandings between the Seller and any person who is directly or indirectly a shareholder or the beneficial owner of any interest in the Seller or any member of the Seller's Group or any company in which the Seller is interested relating to the management of the Business or the ownership or transfer of ownership or the letting of any of the Assets or the provision of goods or services to or by the Seller or otherwise in any way relating to the Business or the Assets otherwise than on arms length terms.

28.2 The Disclosure Letter contains particulars of all agency, distributorship franchise or marketing agreements relating to or affecting the Business or any part of it.

29.  OFFERS

     No offer or tender relating to the Business which is capable of being converted into an obligation of the Business by an acceptance or other act of some other person is outstanding.

30.  COMPLIANCE WITH US LAWS

     The Seller has not in connection with any business transactions involving the Seller made or promised to make or authorised any agent to make or promise to make any payment or transfer of anything of value, directly or indirectly:-

     (i) to any governmental official or candidate for governmental office or government employee (including employees of government-controlled enterprises);

     (ii) to any political party or candidate for political party office;

     (iii)to an intermediary for payment to any of the foregoing;

     (iv) to any officer, director, employee, or representative of any actual or potential customer of the Seller for payment to any of the foregoing;

     (v) to any officer, director, or employee of York or any other member of the Seller's Group for payment to any of the foregoing; or

     (vi) to any other person or entity

       if such payment or transfer described in (i) to (vi) inclusive above would violate the laws of the country in which made or the laws of the United States of America.

31.  PENSIONS

31.1 With the exception of the Sellers's Scheme there are not in existence nor has any proposal been announced or verbal or written promise given to establish any retirement death or disability benefit schemes for Employees or obligations to or in respect of Employees with regards to retirement death or disability pursuant to which the Seller is or is likely to be liable to make payments and no pension or retirement or sickness gratuity is currently being paid or has been promised by the Seller to or in respect of any Employee.

31.2 Accurate, up to date and complete copies of all the trust deeds and rules constituting and governing the Seller's Scheme are annexed to the Disclosure Letter and except as may be expressed otherwise therein such documents are satisfactory to ensure continued treatment of the Seller's Scheme as an exempt approved scheme.

31.3 Accurate, up to date and complete copies of all explanatory booklets and announcements and other communications to Employees relating to the Seller's Scheme are annexed to the Disclosure Letter and the Seller has no obligation under the Seller's Scheme in respect of any Employee other than under the documents referred to in this paragraph 31.3 and paragraph 31.2.

31.4 The Seller's Scheme is a contracted-out scheme within the meaning of the Social Security Pensions Act 1975 and is an exempt approved scheme within the meaning of Chapter I Part XIV Income and Corporation Taxes Act 1988 and has been administered in accordance with the requirements of those Acts and all other applicable legislation.

31.5.1 The requirements and obligations imposed on the Seller under the Seller's Scheme which relate to or are owed to the Relevant Employees have been duly observed and performed by it;

31.5.2 The requirements and obligations imposed on the trustees of the

     Seller's Scheme under the Seller's Scheme which relate to or are owed to the Relevant Employees have, so far as the Seller is aware, been duly observed and performed by such trustees; and

31.5.3to the best of the knowledge and belief of the Seller there is no dispute with regard to the benefits payable under the Seller's Scheme and no legal proceedings by or against the trustees of the Seller's Scheme in their capacity as such are pending or, so far as the Seller is aware, threatened or expected and so far as the Seller is aware (having made due and careful enquiry of such trustees) there is no fact or circumstance likely to give rise to any such proceedings.

31.6 All contributions which under the Seller's Scheme have become payable by the Seller have been duly paid.

31.7 All benefits (other than a refund of contributions from the Scheme) payable under the Seller's Scheme on the death of the member or during periods of sickness or disability of the member are fully insured under a policy effected with an insurance company of good repute and each member has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health and all insurance premiums payable have been paid and the Seller does not know of any reason why payment of such benefits should be refused.

31.8 There has not been exercised any power under the Seller's Scheme to augment any benefit under it or otherwise to provide more favourable terms of membership for any of the Employees than would apply but for the exercise of that power.

31.9 No undertaking or verbal or written promise has been given to any Employee:

31.9.1 who is not a member of the Seller's Scheme to include him in the Seller's Scheme;

31.9.2    who is a member of the Seller's Scheme:

31.9.2.1 to increase the rate at which contributions are being paid to the Seller's Scheme in respect of him;

31.9.2.2 to provide a particular level of benefits (by way of example but without limitation a pension of two-thirds of his final salary at retirement).

31.10 No payment or repayment of any of the assets of the Seller's Scheme has been made to the Seller or any member of the Seller's Group or to any member of the Seller's Scheme.

31.11 The Seller's Scheme has not at any time prior to the Transfer Date been operated in such a way as to discriminate between male and female members of such Scheme.

31.12 No event has occurred which will result in the determination and winding up of, or which entitles the trustees of the Seller's Scheme to determine and wind up, the Seller's Scheme and the Warrantors are not aware of any facts or circumstances which are likely to give rise to any such event.

                               THE FIFTH SCHEDULE
                               -------------------

                 Statement of policies relating to the Inventory


     The Inventory will be valued in #Sterling and the final figure converted to US$ at the rate of $1.60 to L1.

     The valuation of the Inventory for the purposes of Clause 3.3 shall be on the following basis, which is consistent in all respects with the 1994
     Accounts:

     (i) Inventory is stated at the lower of cost incurred in bringing each product to its present location and condition, and net realisable value, in accordance with United Kingdom Statement of Standard Accounting Practice No 9 (revised);

     (ii) Raw material cost is defined as the Seller's standard cost, which is not materially different from the supplier invoice price on a first in first out basis;

    (iii) The cost of work in progress and finished goods is defined as the total of the Seller's standard costs of raw materials, direct labour and attributable production overheads, which include indirect production labour, production engineering labour and costs relating to factory occupancy and facilities.Standard labour and overhead rates are not materially different from actual rates;

     (iv) Net realisable value is based on estimated selling price less further costs expected to be incurred to completion and disposal; and

     (v) Provision will be made for slow moving and obsolescent stock on a basis which is consistent with the 1994 Accounts.


                               THE SIXTH SCHEDULE
                               ------------------

                                    Pensions

1.   DEFINITIONS

     In this Schedule the following expressions shall unless the context otherwise requires have the following meanings:

     "Actuarial Assumptions"       means the actuarial methods and assumptions
                                   agreed between the Seller's Actuary and the Buyer's Actuary as set out in a letter dated
                                   16th June 1995
                                   from the Seller's Actuary to the Buyer's
                                   Actuary (a copy of which letter, signed for the purposes of identification by the Seller and the Buyer is contained in Appendix A to this Schedule).

     "Approval"                    means approval by the Board of the Inland
                                   Revenue as an exempt approved scheme for the purposes of Chapter I or Chapter IV of Part
                                   XIV of ICTA.

     "Buyer's Actuary              means Moray Sharp of Ernst & Young or such
                                   other actuary as the Buyer may for the time being appoint for the purposes of this Schedule.

     "Buyer's Scheme"              means the retirement benefits scheme or
                                   personal pensions scheme nominated,
                                   established or to be established by or at the instance of the Buyer in accordance with paragraph 3 of this Schedule.

     "ICTA"                        means the Income and Corporation Taxes Act
                                   1988.

     "Interest"                    means interest equal to the base rate from
                                   time to time prescribed by National
                                   Westminster Bank plc compounded with monthly rests.

     "Interest Adjustment"         means adjusted from the Transfer Date to the
                                   next first working day of a month by
                                   reference to the change in the Financial
                                   Times-Actuaries All-Share

                                   Total Return Index over that period and
                                   adjusted thereafter in respect of the period from the next first working day of a month to the first working day of a month immediately before, or coincident with, the Payment Date by reference to the changes in the unit bid price of units in the Provident Mutual Diversified Managed Fund and adjusted thereafter in respect of the period from the first working day of a month immediately before, or coincident with, the Payment Date to the Payment Date by reference to the change in the Financial Times-Actuaries All-Share Total Return Index over that period.

     "Interim Period"              means the period between the Transfer Date
                                   and the Partition Date.

     "Interim Period Costs"        means the amount equal to the aggregate of:

                                   (a)  the total cost of providing the salary
                                        related lump sums and spouse's death in
                                        service benefit on death in service
                                        equivalent to 1.1% of Pensionable Salary contingently payable under the Seller' Scheme in respect of the Transferring Employees during the Interim Period;

                                   (b)  1.2% of the total Pensionable Salaries
                                        of the Relevant Employees who have not
                                        opted out of the

                                        Seller's Scheme and who are in the
                                        Buyer's employ during the Interim Period or any part thereof towards the administrative costs and expenses arising out of or in connection with the participation of the Buyer in the Seller's Scheme together with a sum equal to notional Interest on each such cost from the date on which such cost in is incurred to the Payment Date.

     "Interim Period Pension            means an amount equal to the
      Contributions"                    contributions (excluding any additional
                                        voluntary contributions) made after the
                                        Transfer Date to the Seller's Scheme by
                                        and in respect of the Transferring
                                        Employees pursuant to paragraph 2.2
                                        hereof plus in each case a sum equal to
                                        interest on each such contribution for
                                        the period from the date of receipt of
                                        each such contribution by the trustees
                                        of the Seller's Scheme to the Payment
                                        Date.

     "Life Assurance Employees"         means those employees of the Business
                                        who are members of the Seller's Scheme
                                        only in respect of lump sum death in
                                        service benefits on or before the
                                        Transfer Date and who become employed by the Buyer immediately after the Transfer
                                        Date.

     "Partition Date"                   means the date six months after the
                                        Transfer Date or such earlier date as
                                        the Buyer and the Seller shall agree in
                                        writing or the Inland Revenue shall
                                        require for the cessation of the Buyer's participation in the Seller's Scheme.

     "Payment Date"                     means the later of:

                                        (a)  such date as shall be agreed
                                             between the Seller and the Buyer
                                             falling on or after the Partition
                                             Date or, in default of agreement,
                                             the date which is one month after
                                             the Transfer Amount is determined;

                                        (b)  the date on which the Buyer
                                             supplies the Seller with written
                                             confirmation from the Pension
                                             Schemes Office of the Inland
                                             Revenue that the Buyer's Scheme has
                                             obtained Approval or that the
                                             Pension Schemes Office has
                                             confirmed that the trustees of the
                                             Buyer's Scheme may accept a
                                             transfer from the Seller's Scheme
                                             in respect of the Transferring
                                             Employees; and

                                        (c)  if the employment of the
                                             Transferring Members is to become
                                             contracted-out by reference to the
                                             Buyer's Scheme, the date on which
                                             the Seller has received
                                             confirmation from the Occupational
                                             Pensions Board that the trustees of
                                             the Seller's Scheme may make a
                                             transfer from the Seller's Scheme
                                             in respect of the Transferring
                                             Employees.

     "Pensionable Salary"               means the pensionable salary as defined
                                        in the Seller's Scheme.

     "Pensionable Service"              means the pensionable service as defined
                                        in the Seller's Scheme up to the
                                        Partition Date.

     "Relevant Employees"               means those employees (except the Life
                                        Assurance Employees) of the Business who are members of the Seller's Scheme on or before the Transfer Date and who become employed by the Buyer immediately after the Transfer Date.

     "Seller's Actuary"                 means Colin Chesire of Hogg Robinson
                                        Financial Services Limited or such other actuary as the Seller may for the time being appoint for the purposes of this Schedule.

     "Seller's Pension Liabilities"     means the actuarial value (calculated as
                                        at the Transfer Date in accordance with
                                        the Actuarial Assumptions and adjusted
                                        by the Interest Adjustment) of the
                                        benefits prospectively and contingently
                                        payable under the rules of the Seller's
                                        Scheme in force at the Transfer Date to
                                        and in respect of the Transferring
                                        Employees and their dependants
                                        (excluding for the avoidance of doubt
                                        any salary-related lump sum death in
                                        service benefits other than refunds of
                                        contributions, any spouses' pensions
                                        payable on death in service and any
                                        benefit arising from the payment of
                                        additional voluntary contributions
                                        pursuant to the provisions of the
                                        Seller's Scheme) calculated by reference to pensionable service completed by the Transfer Date and the Pensionable Salary at the Transfer Date, but, for the avoidance of doubt, making proper allowance (on the basis of the Actuarial
                                        Assumptions) for projected increases in
                                        the rate of Pensionable Salary of each
                                        Transferring Employee after the Transfer
                                        Date.

     "Transfer Amount"                  means such amount as shall be calculated
                                        by the Seller's Actuary and agreed by
                                        the Buyer's Actuary in accordance with
                                        paragraph 4 of this Schedule as being
                                        equal to the aggregate of:

                                   (a)  the Seller's Pension Liabilities;
                                        plus

                                   (b)  the Interim Period Pension
                                        Contributions; less

                                   (c)  the Interim Period Costs increased by
                                        the total of all sums referred to in
                                        paragraph 2.2 below which are due but
                                        unpaid at the Partition Date.

     "Transferring Employees"      means those of the Relevant Employees:

                                   (a)  who have not opted out of the Seller's
                                        Scheme during the Interim Period; and

                                   (b) who become members of the Buyer's Scheme with effect from the Partition Date pursuant to the offer of membership referred to in paragraph 3.1 below; and

                                   (c)  who consent in writing to a payment or
                                        transfer from the Seller's Scheme to the Buyer's Scheme in respect of the benefits under the Seller's Scheme accrued for and in respect of them up to the Partition Date; and

                                   (d) in respect of whom the
                                        appropriate amount has been paid to the
                                        Buyer's Scheme as part of the Transfer
                                        Amount.

2.   INTERIM PERIOD

     It is hereby agreed that:-

2.1 Subject to the approval of the Commissioners of Inland Revenue, the Buyer shall participate in the Seller's Scheme in respect of the Relevant Employees (and in respect of the Life Assurance Employees the lump sum death benefit only) up to the Partition Date subject to Approval of the Seller's Scheme not being adversely affected thereby and subject also to due compliance by the Buyer with its obligations under this Schedule.

2.2  The Buyer shall:

2.2.1promptly pay to the trustees of the Seller's Scheme (A) the contributions payable by the Buyer as a participating company during the Interim Period pursuant to the rules of the Seller's Scheme in force at the Transfer Date at the rate of 9.6% of Pensionable Salary and (B) the member contributions under such rules during the Interim Period at the rate of 5% of the Pensionable Salary of the Relevant Employees who have not opted our of the Seller's Scheme and who are from time to time in the Buyer's employ; and

2.2.2promptly pay to the trustees of the Seller's Scheme the contributions payable by the Buyer as a participating company during the Interim Period pursuant to the rules of the Seller's Scheme in force at the Transfer Date at the rate of 0.5% of Pensionable Salary in respect of the Life Assurance Employees who have not opted out of the Seller's Scheme and who are from time to time in the Buyer's employ; and

2.2.3comply in all other respects with the trust deed and rules of the Seller's
     Scheme during the Interim Period; in the event that the said contributions are received by the trustees of the Seller's Scheme more than seven days after the date on which the same became due the Buyer shall in addition and at the same time pay to the trustees of the Seller's Scheme Interest thereon from the said due date to the actual date of payment. The Buyer shall ensure that all such contributions are correctly calculated and shall make available to the Seller such information as it may reasonably request in order to verify the said contributions from time to time;

2.3 The Buyer and the Seller shall use their respective reasonable endeavours to procure that the Relevant Employees who are members of the Seller's Scheme and have not opted out the Seller's Scheme shall continue to be in contracted-out employment (within the meaning of section 8 of the Pension Schemes Act 1993) by reference to the Seller's Scheme during the Interim Period while they are employed by the Buyer;

2.4 During the Interim Period the Seller will not amend or terminate or consent to the amendment or termination (save as required by law) of the Seller's Scheme in respect of the Relevant Employees without the prior written approval of the Buyer (which shall not unreasonably be withheld or delayed) PROVIDED THAT nothing contained in this paragraph 2.4 shall prevent such amendments, alterations and modifications as the Seller or the trustees of the Seller's Scheme may from time to time require to be made to the Seller's Scheme insofar as the same (A) do not adversely affect the rights and duties of the Relevant Employees thereunder as at the Transfer Date or
     (B) do not reduce the Transfer Amount which would otherwise be payable;
     or (c) are necessary in order to maintain or retain the Approval of the Seller's Scheme or its status as a contracted-out scheme; and

2.5 The Seller and the Buyer shall give all such consents and execute all such documents in their power as may be required to give effect to this paragraph 2.

3.   BUYER'S SCHEME

3.1 The Buyer shall procure that with effect from the date no later than the Partition Date the Buyer will have set up the Buyer's Scheme: (i) which is approved or capable of approval under Chapter I of Part XIV or Chapter IV of Part XIV as the case may be of ICTA; and (ii) to which the trustees of the Seller's Scheme can make a transfer of cash and/or assets without prejudicing Approval of the Seller's Scheme and (iii) provide benefits on a basis described in paragraph 6.1.1. Such of the Relevant Employees as have not ceased to be in the employment of the Buyer or opted out of the Seller's Scheme or attained the normal pension age in the Buyer's Scheme or the Seller's Scheme at the Partition Date will be offered membership of the Buyer's Scheme with effect from the Partition Date.

3.2 The Buyer undertakes that membership of the Buyer's Scheme shall be open to the Relevant Employees who remain employed by the Buyer on the Partition Date.

4.   DETERMINATION OF TRANSFER AMOUNT

4.1 Immediately after the Partition Date, the Seller shall instruct the Seller's Actuary to calculate the amount of the Transfer Amount and to submit his findings within 30 days of the Partition Date to the Buyer's Actuary for verification. If the Buyer's Actuary is unable to approve the Transfer Amount within 30 days of receipt of the calculation from the Seller's Actuary the matter shall be referred to an independent actuary pursuant to paragraph 8 below.

4.2 The Seller shall use its reasonable endeavours to procure that such information as the Buyer's Actuary may request for the purpose of verifying the Transfer Amount and which is in the Seller's possession or in its power to provide or procure that there shall be provided shall be made available to the Buyer's Actuary and the Seller warrants that all such information shall, to the best of the Seller's knowledge and belief, be true and accurate.

4.3 The Transfer Amount attributable to each Transferring Employee shall be no less than the statutory cash equivalents (as defined in the Pension Schemes Act 1993).

5.   PAYMENT OF TRANSFER AMOUNT

5.1 The Seller shall use its reasonable endeavours to procure the trustees of the Seller's Scheme to have the Transfer Amount paid or transferred to the trustees of the Buyer's Scheme on the Payment Date in full and final satisfaction of the interests of and in respect of the Transferring Employees in the Seller's Scheme. Such payment of the Transfer Amount shall be made in cash.

5.2 If the Transfer Amount is not transferred on the Payment Date pursuant to paragraph 5.1 above the Transfer Amount (or the unpaid part of it) shall carry interest from the Payment Date to the date of actual payment.

5.3 If the cash actually transferred by the Payment Date from the Seller's Scheme to the Buyer's Scheme pursuant to this Schedule is an amount which is less than the Transfer Amount (the amount of such difference being referred to in this paragraph as "the shortfall") then the Seller shall pay to the trustees of the Buyer's Scheme on the Payment Date a sum in cash equal to the shortfall together with Interest thereon in respect of the period from and including the Payment Date up to but excluding the date of actual payment.

6.   BUYER'S OBLIGATIONS

6.1  The Buyer's Scheme will provide for and in respect of each Transferring
     Employee:

6.1.1provided the Transfer Amount is paid, such credit relating to Pensionable
     Service as the Buyer's Actuary and the Seller's Actuary shall certify to be broadly equivalent in value overall; and

6.1.2that liability is accepted for the accrued rights up to the Partition Date to guaranteed minimum pensions within the meaning of the Pension Schemes Act 1993 of each Transferring Employee in respect of whom an amount is included in the Transfer Amount; and

6.2 A Relevant Employee who is still employed by the Buyer at the Partition Date who does not agree to become a Transferring Employee by the Partition Date shall on and after the Partition Date be eligible for membership of the Buyer's Scheme but otherwise in accordance with the rules thereof as are generally applicable to employees of the Buyer.

6.3  The Buyer undertakes with the Seller that:

6.3.1it will not do or omit to do any act or thing whereby the Approval of the Seller's Scheme or its status as a contracted-out scheme, would or might be prejudiced; and

6.3.2it will not exercise any right, power or discretion conferred on the Buyer by the Seller's Scheme except on such terms (whether as to payment of additional contributions of otherwise) as the Seller may agree; and

6.3.3it will on demand provide, or use its reasonable endeavours to procure that there shall be provided, such information as is in its possession or in its power to provide or procure that there shall be provided and as is required by the Seller or the Seller's Scheme for the purposes of the administration of the Seller's Scheme.

7.   ADDITIONAL VOLUNTARY CONTRIBUTIONS

7.1 Any additional voluntary contributions made by the Transferring Employees together with the accrued investment return thereon shall be disregarded for the purposes of determining the Transfer Amount.

7.2 The Seller shall use its reasonable endeavours to procure that on the Payment Date the trustees of the Seller's Scheme shall pay or transfer to the trustees of the Buyer's Scheme in addition to the Transfer Amount any sums or policies which the Seller's Actuary determines as at the Payment Date to relate to additional voluntary contributions paid to the Seller's Scheme by the Transferring Employees.

8.   DISPUTES

     Any dispute between the Seller and the Buyer or the Seller's Actuary and the Buyer's Actuary concerning the calculation of the Transfer Amount or any other matter of an actuarial nature shall, in the absence of agreement between them, be referred to an independent actuary agreed by the Seller and the Buyer or, failing such agreement within 14 days of one party calling upon the other in writing so to agree, appointed by the President for the time being the Institute of Actuaries. Any such independent actuary shall act as an expert and not as an arbitrator and his decision shall (in the absence of manifest error) be final and binding upon the Seller and the Buyer.The charges and expenses of the independent actuary in respect of any such reference shall be borne equally by the Seller and the Buyer.

9.   INDEMNITY

     The Seller hereby agrees and undertakes to indemnify the Buyer and keep it fully indemnified in respect of any actions, proceedings, claims, demands, compensation, tribunal or court orders or awards, costs and expenses and all other liabilities whatsoever arising as a result of the determination and winding up of the Seller's Scheme during the Interim Period save for any determination or winding up of the Seller's Scheme caused by any act or omission of the Buyer.

                                   APPENDIX A
                                   ----------
                             (Actuarial Assumptions)

                              THE SEVENTH SCHEDULE
                              --------------------

     STATUTORY RECORDS
     ----------------

     Memorandum and Articles of Association
     Certificate of incorporation
     Minute books
     Registers of:

       Members
       Charges
       Debenture holders
       Directors and Secretaries
       Directors' interest in shares
       and debentures

     Directors' service contracts

     TAXATION
     --------

     Management accounts and supporting schedules.

     Corporation Tax Returns

     Assessments and related correspondence including in particular details relating to:

     (1) the cost for capital gains purposes of all chargeable assets, taking account where relevant of roll-over or hold-over relief under the Taxation of Chargeable Gains Act 1992.

     (2)  records of realised capital gains and losses,

     (3)  specific Revenue rulings, S482 clearances, etc.

     (4)  trading losses, management expenses, etc. carried forward.

     ACCOUNTING RECORDS
     ------------------

     Nominal and Private Ledgers,
     Cash Books, Sales and Purchase
     Ledgers

     Nominal and Private Journals,
     Petty Cash Books, Salaries and Wage
     Registers, Sales and Purchase Day Books

     Fixed Asset Registers, year-end
     statements of stock and supporting statements of stocktakings


     ACCOUNTS
     --------

     Published accounts and supporting
     schedules (signed copies)

     SUPPORTING DOCUMENTS
     --------------------

     Sales and purchase invoices

     Delivery notes
     Receipts and payment documents
     Returned cheques
     Paying in books
     Bank statements, etc
     Bills of exchange and other negotiable instruments

SIGNED by     Raymond Lye            )
         ----------------------------)       /s/  Raymond Lye
for and on behalf of YORK LIMITED    )
in the presence of:-
                     /s/ JP Brooks
                         JP Brooks
                         43 Brook Street  Solicitor
                         London W1Y 2BL

SIGNED by     Raymond Lye            )
         ----------------------------)       /s/  Raymond Lye
for and on behalf of YORK TECHNOLOGY))
LIMITED in the presence of: -          )
                       /s/ JP Brooks
                           JP Brooks
                           43 Brook Street  Solicitor
                           London W1Y 2BL

SIGNED by     Alfred Hunt            )
         ----------------------------)       /s/  Alfred Hunt
for and on behalf of CORNIBI LIMITED )
in the presence of:-                 )
                       /s/ JP Brooks
                       AS ABOVE

SIGNED by   Alfred Hunt              )
          ---------------------------)       /s/  Alfred Hunt
for and on behalf of IFR SYSTEMS,INC )
in the presence of:-                 )
                       /s/ JP Brooks
                           AS ABOVE